                                                                   EXHIBIT 99.1

                          LOAN AND SECURITY AGREEMENT

                                  by and among

                          WPS RECEIVABLES CORPORATION,
                                  as Borrower

                            WESTPOINT STEVENS INC.,
                              as Initial Servicer

                                      and

                   CONGRESS FINANCIAL CORPORATION (SOUTHERN),
                                    as Agent

                    THE CIT GROUP/COMMERCIAL SERVICES, INC.,
                                  as Co-Agent

                                      and

                 THE LENDERS FROM TIME TO TIME PARTIES HERETO,
                                   as Lenders

                             Dated: March 28, 2003

                               TABLE OF CONTENTS

                                                                                                                Page

SECTION 1.        DEFINITIONS.....................................................................................1

SECTION 2.        CREDIT FACILITIES..............................................................................23
    2.1           Loans..........................................................................................23
    2.2           Making of Loans................................................................................23
    2.3           Payments; Settlements.  .......................................................................23
    2.4           Priority of Application of Payments............................................................26
    2.5           Use of Proceeds................................................................................27

SECTION 3.        INTEREST AND FEES..............................................................................29
    3.1           Interest.......................................................................................29
    3.2           Maximum Interest...............................................................................30
    3.3           Fees...........................................................................................31
    3.4           Changes in Laws and Increased Costs of Loans...................................................31

SECTION 4.        CONDITIONS PRECEDENT...........................................................................33
    4.1           Conditions Precedent to Initial Loans..........................................................33
    4.2           Conditions Precedent to All Loans..............................................................35

SECTION 5.        GRANT AND PERFECTION OF SECURITY INTEREST......................................................36
    5.1           Grant of Security Interest.....................................................................36
    5.2           Perfection of Security Interests...............................................................36

SECTION 6.        COLLECTION AND ADMINISTRATION..................................................................39
    6.1           Borrower Loan Account..........................................................................39
    6.2           Statements.....................................................................................39
    6.3           Designation of Servicer........................................................................39
    6.4           Duties of Servicer.............................................................................40
    6.5           Rights of Agent on Servicer Transfer Event.....................................................41
    6.6           Responsibilities of Transaction Parties........................................................42
    6.7           Servicer Advances..............................................................................42
    6.8           Cash Management Arrangements...................................................................43
    6.9           Pro Rata Treatment.............................................................................45
    6.10          Sharing of Payments, Etc.......................................................................45
    6.11           Lender Settlement Procedures..................................................................47

SECTION 7.        COLLATERAL REPORTING AND COVENANTS.............................................................49
    7.1           Collateral Reporting...........................................................................49
    7.2           Accounts Covenants.............................................................................50
    7.3           Power of Attorney..............................................................................51


                                      (i)

    7.4           Right to Cure..................................................................................52
    7.5           Access to Premises; Reviews....................................................................53

SECTION 8.        REPRESENTATIONS AND WARRANTIES.................................................................53
    8.1           Corporate Existence, Power and Authority.......................................................53
    8.2           Name; State of Organization; Chief Executive Office; Collateral Locations......................54
    8.3           Financial Statements; No Material Adverse Change...............................................54
    8.4           Priority of Liens; Title to Properties.........................................................55
    8.5           Tax Returns....................................................................................55
    8.6           Litigation.....................................................................................55
    8.7           Compliance with Other Agreements and Applicable Laws...........................................55
    8.8           Bank Accounts..................................................................................56
    8.9           Intellectual Property..........................................................................56
    8.10          Subsidiaries; Affiliates; Capitalization; Solvency.............................................56
    8.11          Bulk Sales Act.................................................................................56
    8.12          Payments to Originator.........................................................................56
    8.13          Accuracy and Completeness of Information.......................................................56
    8.14          Survival of Warranties; Cumulative.............................................................57

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................57
    9.1           Maintenance of Existence.  ....................................................................57
    9.2           Keeping of Books and Records...................................................................57
    9.3           Location of Records............................................................................58
    9.4           Receivables Purchase Agreement.................................................................58
    9.5           Ownership Interest of Borrower.................................................................58
    9.6           Security Interest of Agent.....................................................................58
    9.7           Payment under Receivables Purchase Agreement...................................................58
    9.8           Marking of Records and Data Processing Reports.................................................58
    9.9           Compliance with Laws, Regulations, Etc.........................................................59
    9.10          Payment of Taxes and Claims....................................................................59
    9.12          Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................62
    9.13          Encumbrances...................................................................................63
    9.14          Indebtedness...................................................................................63
    9.15          Loans, Investments, Etc........................................................................64
    9.16          Dividends and Redemptions......................................................................65
    9.17          Transactions with Affiliates...................................................................65
    9.18          Change in Business or Credit and Collection Policy.............................................65
    9.19          Change to Other Documents......................................................................66
    9.20          End of Fiscal Years; Fiscal Quarters...........................................................66
    9.21          Adjusted Tangible Net Worth....................................................................66
    9.22          Separate Corporate Existence of Borrower.......................................................66
    9.23          Costs and Expenses.............................................................................69
    9.24          Further Assurances.............................................................................69

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES...............................................................70
    10.1          Events of Default............................................................................70
    10.2          Remedies.....................................................................................72

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS
                     AND CONSENTS; GOVERNING LAW       ........................................................75
    11.1          Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver........................75
    11.2          Waiver of Notices............................................................................77
    11.3          Amendments and Waivers.  ....................................................................77
    11.4          Waiver of Counterclaims......................................................................79

SECTION 12.       INDEMNIFICATION..............................................................................79
    12.1          Indemnities by Borrower......................................................................79
    12.2          Indemnities by Servicer......................................................................81

SECTION 13.       THE AGENT....................................................................................82
    13.1          Appointment, Powers and Immunities...........................................................82
    13.2          Reliance by Agent............................................................................82
    13.3          Events of Default............................................................................82
    13.4          Congress in its Individual Capacity..........................................................83
    13.5          Indemnification..............................................................................83
    13.6          Non-Reliance on Agent and Other Lenders......................................................83
    13.7          Failure to Act...............................................................................84
    13.8          Additional Loans.............................................................................84
    13.9          Concerning the Collateral and the Related Financing Agreements...............................84
    13.10         Field Audit, Examination Reports and other Information; Disclaimer by Lenders...................................................................................85
    13.11         Collateral Matters...........................................................................85
    13.12         Agency for Perfection........................................................................87
    13.13         Successor Agent..............................................................................87

SECTION 14.       TERM OF AGREEMENT; MISCELLANEOUS.............................................................88
    14.1          Term.........................................................................................88
    14.2          Interpretative Provisions....................................................................89
    14.3          Notices......................................................................................91
    14.4          Partial Invalidity...........................................................................92
    14.5          Confidentiality..............................................................................92
    14.6          Successors...................................................................................93
    14.7          Assignments; Participations..................................................................93
    14.8          Entire Agreement.............................................................................95
    14.9          Counterparts, Etc............................................................................95


                                     (iii)

                                    INDEX TO
                             EXHIBITS AND SCHEDULES

                  Exhibit A                 Form of Assignment and Acceptance Agreement

                  Exhibit B                 Form of Interim Receivables Report

                  Exhibit C                 Form of Monthly Receivables Report

                  Exhibit D                 Form of Compliance Certificate

                  Schedule 1.37             Concentration Limits

                  Schedule 8.2              Chief Executive Office, Locations of Records and Returned
                                            Goods, Organizational Identification Numbers

                  Schedule 8.6              Pending Litigation

                  Schedule 8.8              Deposit Accounts and Investment Accounts

                  Schedule 8.10             Subsidiaries and Affiliates


                                     (iv)

                          LOAN AND SECURITY AGREEMENT

         This Loan and Security Agreement dated March 28, 2003 is entered into by and among WPS Receivables Corporation, a Delaware corporation ("Borrower"), WestPoint Stevens Inc., a Delaware corporation, as initial servicer hereunder (in such capacity, "Servicer"), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders"), Congress Financial Corporation (Southern), a Georgia corporation, in its capacity as agent for Lenders (in such capacity, "Agent") and The CIT Group/Commercial Services, Inc., a New York corporation, in its capacity as co-agent for Lenders (in such capacity, "Co-Agent").

                                  WITNESSETH:

         WHEREAS, Borrower has requested that Agent and Lenders enter into financing arrangements with Borrower pursuant to which Lenders may make loans and advances to Borrower; and

         WHEREAS, each Lender is willing to agree (severally and not jointly) to make such loans and advances to Borrower on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      DEFINITIONS

         For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

         1.1 "Accounts" shall mean, all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

         1.2 "Adjusted Borrowing Base" shall mean, at any time, the amount equal to the lesser of: (a) the amount equal to (i) ninety (90%) percent of the Net Amount of the Eligible Accounts minus (ii) the Reserves or (b) the Maximum Credit.

         1.3 "Adjusted Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for a period of approximately two (2) months duration, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         1.4 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

         1.5 "Advertising Co-op Reserve" shall mean, at any time, the aggregate amount of discounts and price load arrangements of Originator with customers and volume-based rebates to customers as reimbursement for certain expenses incurred in the advertising of the products of Originator.

         1.6 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds thirteen (13%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds thirteen (13%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds thirteen (13%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

         1.7 "Agent" shall mean Congress Financial Corporation (Southern), in its capacity as agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.


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

         1.8 "Agent Payment Account" shall mean account no. 5000000030318 of Agent at Wachovia Bank, National Association or such other account of Agent as Agent may from time to time designate to Borrower or Servicer as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

         1.9 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 14.7 hereof.

         1.10 "Borrowing Base" shall mean, at any time, the amount equal to the lesser of: (a) the amount equal to (i) eighty-five (85%) percent of the Net Amount of Eligible Accounts minus (ii) the Reserves or (b) the Maximum Credit.

         1.11 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of Georgia or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

         1.12 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

         1.13 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

         1.14 "Cash Dominion Period" shall mean any period during which Collections are being remitted from the Concentration Account to the Agent Payment Account as provided in Section 6.8 hereof.

         1.15 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; and (d) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(c) above.

         1.16 "Change of Control" shall mean (a) with respect to WestPoint, the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange
Act) of issued and outstanding shares of the Capital Stock of WestPoint entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of WestPoint and having a then present right to exercise fifty (50%) percent or more of the voting power for the election of members of the board of directors of WestPoint attached to all such outstanding shares of Capital Stock of WestPoint, unless otherwise agreed in writing by Agent; and (b) with respect to Borrower, the failure of WestPoint to own (directly or through wholly-owned Subsidiaries of WestPoint) one hundred (100%) of the issued and outstanding shares of Capital Stock of Borrower on a fully diluted basis.

         1.17 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.18 "Collateral" shall have the meaning set forth in Section 5 hereof.

         1.19 "Collections" shall mean, with respect to any Receivable, all funds which are received by Borrower, Originator or Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that Borrower, Originator or Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition or returned, repossessed or reclaimed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon).

         1.20 "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

         1.21 "Concentration Account" shall mean account no. 3750235546 of Borrower maintained at Bank of America, N.A., 901 Main Street, Dallas, Texas 75202 or such other account as may be approved by Agent after the date hereof.

         1.22 "Congress" shall mean Congress Financial Corporation (Southern), a Georgia corporation, in its individual capacity, and its successors and assigns.

         1.23 "Contract" shall mean a contract between Borrower or Originator and any Person, or an invoice sent or to be sent by Borrower or Originator, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A "related Contract" or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable, but not any other rights under such Contract.

         1.24 "Credit and Collection Policy" shall mean those credit and collection policies and practices of WestPoint relating to Contracts and Receivables as in effect on the date of this Agreement, as modified in accordance with the terms of this Agreement, but subject to compliance with applicable tariffs or state regulations in effect from time to time, and to the extent such policies and practices have been disclosed to Agent.

         1.25 "Credit Facility" shall mean the Loans provided to or for the benefit of Borrower pursuant to Section 2.1 hereof.

         1.26 "Days Sales Outstanding" shall mean, as of any day, an amount equal to: (a) ninety-one (91) times (b) the amount equal to (i) the aggregate outstanding balance of the Receivables as of the most recent month end divided by (ii) the aggregate amount of sales created during the three (3) months including and immediately preceding the most recent month ended.

         1.27 "Deemed Collections" shall have the meaning set forth in Section
2.7 hereof.

         1.28 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

         1.29 "Default Ratio" shall mean, at any time, the ratio (expressed as a percentage) equal to the average of the Monthly Default Ratios (expressed as a percentage) for each of the three (3) most recently ended fiscal months. The term "Monthly Default Ratio" as used in this definition shall mean the ratio (expressed as a percentage) computed as of the end of a fiscal month by dividing (a) the aggregate unpaid balance of the then outstanding Receivables that became Defaulted Receivables during such fiscal month by (b) the aggregate sales of Originator during the fiscal month that is three (3) months prior to such fiscal month. In calculating which month is three (3) months prior to such fiscal month, such fiscal month shall not be counted.

         1.30 "Defaulted Receivable" shall mean a Receivable: (a) as to which any payment, or part thereof, remains unpaid more than the earlier of sixty
(60) days after the original due date for such Receivable or ninety (90) days after the original invoice date for it; (b) as to which collection proceedings have commenced; (c) as to which there are proceedings or actions which are threatened or pending against the Obligor with respect to such Receivable that has or could reasonably be expected to result in a material adverse change in such Obligor's financial condition (including, without limitation, any Insolvency Proceeding), except that any Receivables owing by K-Mart Corp. shall not be deemed a Defaulted Receivable solely because of the pending case of K-Mart Corp. as of the date hereof under the U.S. Bankruptcy Code; (d) as to which payments have been extended, or the terms of payment thereof rewritten, other than as permitted by Section 7.2(b) hereof; (e) which has been, or consistent with the Credit and Collection Policy should be, written off as uncollectible; or (f) as to which the Obligor has Receivables unpaid more than the earlier of sixty (60) days after the original due date for such Accounts or ninety (90) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Receivables of such Obligor.

         1.31 "Defaulting Lender" shall have the meaning set forth in Section
6.11 hereof.

         1.32 "Delinquency Ratio" shall mean, at any time, the ratio (expressed as a percentage) computed as of the end of the most recently ended fiscal month by dividing (a) the aggregate unpaid balance of the then outstanding Receivables that are Delinquent Receivables as of such date by (b) the aggregate unpaid balance of the Receivables as of such date.

         1.33 "Delinquent Receivable" shall mean a Receivable as to which any payment, or part thereof, remains unpaid more than the earlier of sixty (60) days after the original due date for such Receivable or ninety (90) days after the original invoice date for it and is not otherwise a Defaulted Receivable.

         1.34 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Agent in good faith, by and among Agent, Borrower and any bank at which any deposit account of Borrower is at any time maintained which provides that such bank will comply with instructions originated by Agent directing disposition of the funds in the deposit account without further consent by Borrower and such other terms and conditions as Agent may in good faith require.

         1.35 "Dilution" shall mean the amount of any reduction or cancellation of the unpaid balance of a Receivable other than as a result of (a) cash Collections on account of such Receivable or (b) a write-off of such Receivable as uncollectible in accordance with the Credit and Collection Policy.

         1.36 "Dilution Ratio" shall mean, at any time, an amount (expressed as a percentage) equal to the average of the Monthly Dilution Ratios (expressed as a percentage) for each of the three (3) most recently ended fiscal months. The term "Monthly Dilution Ratio" as used in this definition shall mean the amount (expressed as a percentage) equal to a fraction, the numerator of which is the total amount of Dilution (other than to the extent reflected in the Advertising Coop Reserve as then in effect) that occurred during a fiscal month and the denominator of which is the aggregate amount of the sales of Originator during the fiscal month occurring three (3) months prior to such fiscal month. In calculating which month is three (3) months prior to such fiscal month, such fiscal month shall not be counted.

         1.37 "Eligible Accounts" shall mean Accounts which are and continue to be acceptable to Agent based on the criteria set forth below. In general, Accounts shall be eligible accounts if:

               (a) such Accounts arise out of the sale by Originator of goods or services in the ordinary course of its business and such Accounts have been sold to Borrower pursuant to the Receivables Purchase Agreement in a "true sale" transaction free of all security interests, liens, pledges, claims, charges or other encumbrances;

               (b) such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

               (c) such Accounts are not Defaulted Receivables or there are no other facts, events or occurrences which impair the validity, enforceability or collectability of such Accounts;

               (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the Obligor may be conditional or contingent;

               (e) the chief executive office of the Obligor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's reasonable request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent in those Accounts of an Obligor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the Obligor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the Obligor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and Borrower has complied with the terms of Section 5.2(e) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

               (f) such Accounts do not consist of progress billings (such that the obligation of the Obligor with respect to such Accounts is conditioned upon the Originator's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices;

               (g) the Obligor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such Obligor in excess of the amount at any time and from time to time owed by the Originator to such Obligor or claimed owed by such Obligor that otherwise satisfy the criteria for Eligible Accounts shall be deemed Eligible Accounts),

               (h) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except the liens of Senior Credit Facility Agent and Subordinated Credit Facility Agent which are released, automatically and without further action, upon the sale or other transfer of such Accounts or an interest therein by Originator to Borrower under the terms of the Receivables Purchase Agreement;

               (i) neither the Obligor nor any officer or employee of the Obligor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Transaction Party;

               (j) the Obligors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the Obligor is the United States of America, any department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended, has been complied with in a manner satisfactory to Agent; provided, that, in no event shall Accounts owing by the United States of America or any department, agency or instrumentality thereof for which the Federal Assignment of Claims Act of 1940 has not been complied with that are deemed to be Eligible Accounts be more than the lesser of $3,000,000 or the amount equal to two (2%) percent of all Eligible Accounts at such time;

               (k) such Accounts are not evidenced by or arising under any instrument or chattel paper;

               (l) the aggregate amount of such Accounts owing by an Obligor (other than the Obligors listed on Schedule 1.37 hereto) do not constitute more than five (5%) percent of the aggregate amount of all otherwise Eligible Accounts and such Accounts owing by each of the Obligors listed on Schedule
1.37 hereto do not, in each case, constitute more than the applicable percentage set forth on such schedule for such Obligors of the aggregate amount of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of the applicable percentages that otherwise satisfy the criteria for Eligible Accounts shall be deemed Eligible Accounts), provided, that, (i) without limiting any other rights of Agent, upon notice to Borrower, Agent may from time to time in its determination increase or decrease (but in any event not below five (5%) percent) the percentages set forth on Schedule 1.37 as to any Obligor referred to therein and (ii) any such change shall be made in good faith by Agent based on either: (A) an event, condition or other circumstance arising after the date hereof, or (B) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower prior to the date hereof;

               (m) the Obligor is not located in New Jersey, Minnesota, West Virginia or any other State that may at any time after the date hereof require the filing of a Notice of Business Activities Report or similar report in order to permit Borrower or the Originator to seek judicial enforcement in such State of payment of such Account, unless Borrower and Originator either (i) has qualified to do business in such State, (ii) has filed an income tax return in such State for the immediately preceding year or as may otherwise be required under the applicable laws of such State, (iii) has filed a Notice of Business Activities Report or equivalent report for the then current year or (iv) such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

               (n) such Accounts are owed by Obligors whose total indebtedness to Borrower and the Originator does not exceed the credit limit with respect to such Obligor as determined by Borrower or Servicer from time to time in accordance with the Credit and Collection Policy and such credit limit is acceptable to Agent (but the portion of the Accounts not in excess of such credit limit that otherwise satisfy the criteria for Eligible Accounts shall be deemed Eligible Accounts); and

               (o) such Accounts are owed by Obligors deemed creditworthy at all times by Agent.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Agent. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         1.38 "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) no Transaction Party or any Affiliate of any Transaction Party shall qualify as an Eligible Transferee, (ii) no person that is a significant competitor of WestPoint shall qualify as an Eligible Transferee, so long as (A) no Event of Default shall exist or have occurred and be continuing and (B) Agent and Lenders have not exercised any of their respective rights and remedies under this Agreement, the other Financing Agreements, the UCC or other applicable law in respect of such Event of Default

(including, without limitation, the exercise by Agent and Lenders of the right to accelerate the payment or the maturity of all or any portion of the Obligations) or sent any notice to Borrower of its or their intention to exercise any of such rights and remedies, and (iii) no Person to whom any Indebtedness which is in any way subordinated in right of payment to any other Indebtedness of any Transaction Party shall qualify as an Eligible Transferee, except as Agent may otherwise specifically agree. For purposes hereof, the term "significant competitor" shall mean any corporation or other organization that derived more than $25,000,000 in total revenues in the immediately preceding fiscal quarter from the sale of the same types of products as those sold by WestPoint and is continuing to sell such products.

         1.39 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

         1.40 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

         1.41 "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which WestPoint or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which WestPoint or any of its Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by WestPoint or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (hi an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;
(i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under
Section 4007 of ERISA, upon WestPoint or any ERISA Affiliate in excess of $2,500,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of WestPoint or any ERISA Affiliate in excess of $2,500,000.

         1.42 "Eurodollar Rate" shall mean, with respect to any Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market on or about 9:00 a.m. (New York time) two (2) Business Days prior to the first day of each month for a period of approximately two (2) months duration in accordance with the customary practice in the applicable Eurodollar Rate market.

         1.43 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

         1.44 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

         1.45 "Excess Availability" shall mean, the amount, as determined by Agent, calculated at any date, equal to: (a) the Borrowing Base minus (b) the amount of all then outstanding and unpaid Obligations.

         1.46 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

         1.47 "Existing Secured Parties" shall mean, collectively, the following (and their respective predecessors, successors and assigns): (a) Blue Ridge Asset Funding Corporation, a Delaware corporation; (b) Wachovia Bank, National Association in its capacity as Administrator under the Existing Securitization Facility; and (c) North American Capacity Insurance Company, as Insurer under the Existing Securitization Facility.

         1.48 "Existing Securitization Facility" shall mean the arrangements of the Transaction Parties pursuant to the First Amended and Restated Asset Interest Transfer Agreement, dated as of October 31, 2001, among Borrower, as Transferor, WestPoint, as Initial Servicer, Blue Ridge Asset Funding Corporation, as Transferee, North American Capacity Insurance Company, as Insurer, and Wachovia Bank, N.A., as Administrator, as amended.

         1.49 "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and between Borrower and Agent, setting forth certain fees payable by Borrower to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.50 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Transaction Party in connection with this Agreement.

         1.51 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.21 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

         1.52 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         1.53 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (fi all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under license agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

         1.54 "Indemnified Amounts" shall have the meaning set forth in Section
12.1 hereof.

         1.55 "Insolvency Proceeding" shall mean, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the U.S. Bankruptcy Code or any other Federal or State bankruptcy, insolvency, reorganization or other law affecting creditors' rights or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of all or substantially all of the obligations and indebtedness of such Person or (bi any proceeding seeking the appointment of any receiver, trustee, agent, liquidator, custodian or other insolvency official with similar powers with respect to such Person or all or substantially all of its assets or
(c) any proceeding for liquidation, dissolution or other winding up of the business of such Person or (d) any general assignment for the benefit of creditors or any general marshalling of all or substantially all of the assets of such Person.

         1.56 "Intellectual Property" shall mean all of Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

         1.57 "Intercreditor Agreements" shall mean, collectively (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced), (a) the Intercreditor Agreement, dated of even date herewith, between Agent and Senior Credit Facility Agent, with respect to the pledge by WestPoint to Senior Credit Facility Agent of the Capital Stock of Borrower, (b) the Intercreditor Agreement, dated of even date herewith, between Agent and Subordinated Credit Facility Agent, with respect to the pledge by WestPoint to Subordinated Credit Facility Agent of the Capital Stock of Borrower, (c) the Intercreditor Agreement, dated of even date herewith, between Agent and Senior Credit Facility Agent, with respect to the collateral assignment by WestPoint to Senior Credit Facility Agent of the WPS Finco Note, and (di the Intercreditor Agreement, dated of even date herewith, between Agent and Subordinated Credit Facility Agent, with respect to the collateral assignment by WestPoint to Subordinated Credit Facility Agent of the WPS Finco Note.

         1.58 "Interest Rate" shall mean,

               (a) Subject to clause (b) of this definition below:

                    (i) as to Prime Rate Loans, a rate equal to the Prime Rate calculated on a per annum basis,

                    (ii) as to Eurodollar Rate Loans, a rate equal to two and one-half percent (2 1/2%) per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate as then in effect).

               (b) Notwithstanding anything to the contrary contained in clause
(a) of this definition, the Interest Rate shall mean the rate of two (2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and one half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Agent's option, (i) either (A) for the period on and after the Termination Date until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) upon notice by Agent to Borrower at any time after the date of the occurrence of any Event of Default and for so long as such Event of Default is continuing and (ii) upon five (5) Business Days' notice, on the Loans at any time outstanding in excess of the Borrowing Base (or so long as the Senior Credit Facility Availability is greater than $75,000,000, in excess of the Adjusted Borrowing Base) or the Maximum Credit (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default).

         1.59 "Interim Receivables Report" shall mean the summary report with respect to the sales and collections with respect to the Receivables and Related Assets for any week substantially in the form of Exhibit B hereto, as such form may from time to time be modified by Agent, which is duly completed (including all schedules thereto) and executed by the chief financial officer, treasurer or controller of Servicer and delivered to Agent; sometimes being collectively referred to as "Interim Receivables Reports".

         1.60 "Interim Settlement Date" shall mean Friday of each week after the date hereof, other than the Friday of any week in which there is a Monthly Settlement Date and if such day is not a Business Day, then the next succeeding Business Day.

         1.61 "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 14.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

         1.62 "Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in
Section 2.1 hereof.

         1.63 "Lock-Box Accounts" shall mean the accounts of Borrower listed as lock-box accounts on Schedule 8.8 hereto and any other deposit accounts or other accounts into which Collections are deposited or transferred (other than the Concentration Account); provided that, each Transaction Party shall cause the depository bank or other institution at which such accounts are maintained to be subject to a Deposit Account Control Agreement and with a depository bank or other institution acceptable to Agent.

         1.64 "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition, business, performance or operations of Borrower, or (b) the financial condition, business, performance or operations of WestPoint and its Subsidiaries, taken as a whole; (c) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements or the legality, validity, enforceability or collectability of a material portion of the Receivables;

(d) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (e) the Collateral or its value; (f) the ability of Borrower to repay the Obligations or of any Transaction Party to perform its obligations under this Agreement or any of the other Transaction Documents as and when to be performed; or (g) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent and Lenders under this Agreement or any of the other Financing Agreements.

         1.65 "Maturity Date" shall mean the earlier of: (a) the second anniversary of the date hereof, (b) the maturity of the Indebtedness under the Senior Credit Facility Agreement (whether as scheduled, upon acceleration or otherwise) or (c) the maturity of the Indebtedness under the Senior Notes, provided, that, in the event of any refinancing or replacement, or other amendments, waivers or restructuring, of the Indebtedness arising under the Senior Notes that results in a maturity of such Indebtedness (whether the existing Indebtedness or any refinancing or replacement Indebtedness or otherwise) being later than as is the case under the Senior Notes as of the date hereof, Agent may, but shall not be required to, at its option, extend the date that would otherwise be the Maturity Date pursuant to this clause (c) of this definition.

         1.66 "Maximum Credit" shall mean the amount of $160,000,000.

         1.67 "Maximum Interest Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the indebtedness of Borrower to Agent or any Lender, or to the extent that at any time such applicable law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate.

         1.68 "Monthly Receivables Report" shall mean the summary report with respect to the Borrowing Base for any month substantially in the form of Exhibit C hereto, as such form may from time to time be modified by Agent, which is duly completed (including all schedules thereto) and executed by the chief financial officer, treasurer or controller of Servicer and delivered to Agent; sometimes being collectively referred to as "Monthly Receivables Reports".

         1.69 "Monthly Settlement Date" shall mean the second (2nd) day after the due date for the delivery of the Monthly Receivables Reports as set forth in Section 7.1(a)(ii) hereof, or if such day is not a Business Day, then the next succeeding Business Day.

         1.70 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by WestPoint, any of its Subsidiaries or any ERISA Affiliate.

         1.71 "Net Amount of Eligible Accounts" shall mean the gross amount of the Eligible Accounts (but not including all late payment charges, delinquency charges, extension or collection fees or similar items) less the amount of the Advertising Co-op Reserve.

         1.72 "Obligations" shall mean any and all Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Transaction Party to Agent or any Lender arising under this Agreement or any of the other Financing Agreements, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Transaction Party under the U.S. Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured. Without limiting the generality of the foregoing, "Obligations" shall include all Indemnified Amounts and payments on accounts of Collections received or deemed to be received.

         1.73 "Obligor" shall mean a Person obligated to make payments with respect to a Receivable, including any guarantor or other secondary obligor thereof.

         1.74 "Originator" shall mean WestPoint Stevens Inc., a Delaware corporation, in its capacity as seller under the Receivables Purchase Agreement.

         1.75 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans in conformity with the provisions of Section 14.7 of this Agreement governing participations.

         1.76 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.77 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which WestPoint or any of its Subsidiaries or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

         1.78 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

         1.79 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

         1.80 "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of Lenders, as adjusted from time to time in accordance with the provisions of Section 14.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and the denominator shall be the aggregate amount of all unpaid Loans.

         1.81 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

         1.82 "Receivables" shall mean any right to payment from a Person, whether constituting an Account, chattel paper, instrument or general intangible, arising from the sale of goods or services in the ordinary course of business by Originator, which may be billed or may be an unbilled Receivable and includes the right to payment of any interest or finance charges and other amounts with respect thereto but in each case, only to the extent sold or otherwise transferred to Borrower pursuant to the Receivables Purchase Agreement.

         1.83 "Receivables Purchase Agreement" shall mean the Second Amended and Restated Receivables Purchase Agreement, dated on or about the date hereof, between WestPoint, in its capacity as seller and initial servicer thereunder, and Borrower, in its capacity as purchaser thereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.84 "Receivables Reports" shall mean, collectively, the Monthly Receivables Reports and the Interim Receivables Reports; sometimes being referred to herein individually as a "Receivables Report".

         1.85 "Records" shall mean all of each Transaction Party's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any Obligor, together with the computer programs, tapes, disks, diskettes, software and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Transaction Party with respect to the foregoing maintained with or by any other person).

         1.86 "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

         1.87 "Register" shall have the meaning set forth in Section 14.7 hereof.

         1.88 "Related Assets" shall mean: (a) all rights, but not any obligations, under all related Contracts and Related Security related to any Receivables; (b) all rights and interests of Borrower under the Receivables Purchase Agreement in relation to any Receivables, (c) all Records; (d) all Lock-Box Accounts, the Concentration Account and all cash and investment property in any of the foregoing or any other deposit account or investment account containing such investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) purchased with any Collections or other proceeds of any Collateral,
(e) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Agent, any Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise; and (f) all Collections in respect of, and other proceeds of, any Receivables or any other Related Assets.

         1.89 "Related Security" shall mean, with respect to any Receivable, all of the right, title and interest of Borrower or Originator in and to:

               (a) all Contracts that relate to such Receivable;

               (b) all documents, instruments and chattel paper arising pursuant to or in connection with such Receivables;

               (c) all inventory and goods (including returned, repossessed or reclaimed inventory or goods), if any, the sale of which gave rise to such Receivable or otherwise representing or evidencing, Receivables or other Collateral;

               (d) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise and including all rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party;

               (e) all UCC financing statements covering any collateral securing payment of such Receivable (but only to the extent of the interest of Borrower or Agent (as applicable) in the respective Receivable);

               (f) all guarantees, letters of credit, banker's acceptances, letter-of-credit rights, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

               (g) all insurance policies, and all claims thereunder, related to such Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Receivable;

               (h) all commercial tort claims relating to any Receivable or any Related Assets, including, without limitation, those from time to time identified to Agent pursuant to Section 5.2 hereof;

               (i) all Records evidencing or otherwise relating to such Receivable;

               (j) all Collections in respect of, and other proceeds of such Receivable or any other Related Security; and

               (k) all proceeds of any of the foregoing.

         1.90 "Required Lenders" shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

         1.91 "Reserves" shall mean as of any date of determination, such amounts as Agent may from time to time establish and revise in good faith reducing the amount of Loans which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets, business or prospects of any Transaction Party or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Transaction Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may, at Agent's option, be established to reflect: (i) dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Originator for such period) exceeds or is reasonably anticipated to exceed five (5%) percent, other than to the extent reflected in the Advertising Co-op Reserve, (ii) returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts, (iiiA sales, excise or similar taxes included in the amount of any Accounts reported to Agent, (ivA the amount of any Servicer Advances made in any week and (v) accrued and unpaid taxes payable by Borrower. Without limiting the generality of the foregoing, the term "Reserves" as used herein shall include, but not be limited to, the Servicing Reserve and the Yield Reserve, but the term "Reserve" as used herein shall not include the Advertising Co-op Reserve. To the extent Agent may establish new criteria or revise existing criteria for Eligible Accounts so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith.

         1.92 "Senior Credit Facility Agent" shall mean Bank of America, N.A. in its capacity as administrative agent under the Senior Credit Facility Agreement, and any successor or replacement agent and its successors and assigns.

         1.93 "Senior Credit Facility Agreement" shall mean the Second Amended and Restated Credit Agreement, dated as of June 9, 1998, by and among West Point, as borrower, certain subsidiaries of WestPoint, the financial institutions parties thereto and Bank of America, N.A., as administrative agent for such financial institutions, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.94 "Senior Credit Facility Availability" shall mean, at any time, the aggregate amount available to WestPoint to be borrowed as revolving loans under the terms of the Senior Credit Facility Agreement. For purposes hereof, amounts shall only be deemed available so long as no default or event of default exists or has occurred and is continuing under the Senior Credit Facility Agreement or the borrowing of such revolving loans will not with notice or passage of time or both give rise to such a default or event of default, unless, Senior Credit Facility Agent and the lenders under the Senior Credit Facility Agreement have waived such default or event of default in writing or have otherwise agreed in writing to continue to make revolving loans to WestPoint and its subsidiaries thereunder notwithstanding the existence or occurrence of such default or event of default in form and substance satisfactory to Agent.

         1.95 "Senior Notes" shall mean, collectively, the 7-7/8% Senior Notes due 2005 in the original aggregate principal amount of $525,000,000 issued pursuant to the Indenture, dated as of June 9, 1998, between WestPoint, as issuer, and The Bank of New York, as trustee, and the 7-7/8% Senior Notes due 2008 in the original aggregate principal amount of $475,000,000 issued pursuant to the Indenture, dated as of June 9, 1998, between WestPoint, as issuer, and The Bank of New York, as trustee, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.96 "Servicer" shall mean WestPoint Stevens Inc., a Delaware corporation, and its successors and assigns, in its capacity as initial servicer under this Agreement, together with any successor servicer appointed pursuant to Section 6.3 of this Agreement.

         1.97 "Servicer Advances" shall have the meaning set forth in Section
6.7 hereof.

         1.98 "Servicer Fee" shall mean, with respect to each month, (a) an amount equal to one (1%) percent per annum multiplied by the aggregate unpaid balance of the Receivables as of the close of business on the first day of such month times 30/360 or (b) on and after Servicer's reasonable request made at any time when WestPoint shall no longer be Servicer, an amount equal to the greater of (i) one and one-tenth (1 1/10%) percent per annum multiplied by the aggregate unpaid balance of the Receivables as of the close of business on the first day of such month times 30/360 and (ii) $110,000.

         1.99 "Servicing Reserve" shall mean the greater of (a) $2,000,000 or
(b) the amount equal (i) to one (1%) percent per annum multiplied by the fraction the numerator of which is the highest Days Sales Outstanding calculated for any month in any of the most recent twelve (12) months and the denominator of which is three hundred sixty (360) then multiplied by the aggregate unpaid balance of the Receivables as of the last day of the immediately preceding month, multiplied by (ii) three (3).

         1.100 "Servicer Successor Notice" shall have the meaning set forth in
Section 6.3 hereof.

         1.101 "Servicer Transfer Event" shall have the meaning set forth in
Section 6.3 hereof.

         1.102 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

         1.103 "Special Agent Advances" shall have the meaning set forth in
Section 13.11 hereof.

         1.104 "Subordinated Credit Facility Agent" shall mean Bankers Trust Company, in its capacity as administrative agent under the Subordinated Credit Facility Agreement, and any successor or replacement agent and its successors and assigns.

         1.105 "Subordinated Credit Facility Agreement" shall mean the Credit Agreement, dated as of June 29, 2001, by and among West Point, as borrower, certain subsidiaries of WestPoint, the financial institutions parties thereto and Bankers Trust Company, as administrative agent for such financial institutions, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.106 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

         1.107 "Termination Date" shall mean the earliest of:

               (a) the Maturity Date;

               (b) the date of the commencement of an Insolvency Proceeding with respect to Borrower or WestPoint; or

               (c) the date on which Agent shall have given notice to Borrower of the termination of the Commitments in accordance with Section 10.2(b) hereof.

         1.108 "Transaction Documents" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced: (a) this Agreement; (b) the other Financing Agreements, including each Deposit Account Control Agreement, the Fee Letter, the Intercreditor Agreements and each Receivables Report; (c) the Receivables Purchase Agreement; and (d) the other documents to be executed and delivered in connection with any of the foregoing.

         1.109 "Transaction Parties" shall mean collectively (a) Borrower and
(b) Servicer; sometimes being referred to herein individually as a "Transaction Party".

         1.110 "UCC" shall mean the Uniform Commercial Code as in effect in the State of Georgia, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Georgia on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

         1.111 "U.S. Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

         1.112 "Voting Stock" shall mean with respect to any Person, (i) one
(1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (a) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

         1.113 "WestPoint" shall mean WestPoint Stevens Inc., a Delaware corporation, and its successors and assigns.

         1.114 "WPS Finco Note" shall mean the Amended and Restated Non-Negotiable Promissory Note, dated on or about the date hereof, issued by Borrower payable to the order of WestPoint, under the Receivables Purchase Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         1.115 "Yield Reserve" shall mean the greater of (a) $3,000,000 or (b) as of any date of determination, the amount equal to one and one-half (1 1/2) times the Prime Rate multiplied by the fraction, the numerator of which is the highest Days Sales Outstanding in the immediately preceding twelve (12) month period and the denominator of which is three hundred sixty (360) then multiplied by the aggregate unpaid balance of the Receivables as of the last day of the immediately preceding month.

SECTION 2.      CREDIT FACILITIES

         2.1 Loans. Subject to and upon the terms and conditions contained herein, prior to the Termination Date, each Lender severally (and not jointly) agrees to fund its Pro Rata Share of Loans to Borrower from time to time up to the amount outstanding at any time equal to the Borrowing Base at such time and such other amounts as may be expressly provided for herein. Except in Agent's discretion, with the consent of all Lenders, or as otherwise provided herein, the aggregate principal amount of the Loans outstanding at any time to Borrower shall not exceed the Borrowing Base or the Adjusted Borrowing Base, as applicable.

         2.2 Making of Loans. Upon the initial date of the satisfaction of the conditions precedent set forth in Section 4 hereof and subject to the other terms and conditions contained herein, Lenders, or Agent on behalf of Lenders as provided herein, shall make the initial Loans in an amount equal to the Borrowing Base less $5,000,000. After such date, on each Interim Settlement Date, in each case subject to the terms and conditions contained herein, Lenders (or Agent on behalf of Lenders as provided herein) shall make Loans to Borrower in such amounts so that after giving effect to such Loans and the amount of any payments to be made to Agent and Lenders on such date, the aggregate amount of the Loans outstanding shall equal the amount of the Borrowing Base, as calculated by Agent based on the most recent information with respect thereto received by Agent or as otherwise determined by Agent in accordance with the terms hereof and after giving effect to the application of any payment received by Agent on such date, provided, that, at any time and from time to time during a Cash Dominion Period, Lenders, or Agent on behalf of Lenders as provided herein, may at their or its option, make such Loans to Borrower more frequently than on each Interim Settlement Date so long as, in addition to all other terms and conditions set forth herein, Agent shall have received an Interim Receivables Report which sets forth the sales and collections with respect to the Receivables and Related Assets as of the close of business on the immediately preceding Business Day through and including such Business Day. Any such payments shall be deemed received by Agent in the same manner as is described in Section 6.8(d)(i) hereof. All Loans under this Agreement shall be conclusively presumed to have been made to, and for the benefit of, Borrower or when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Servicer on behalf of Borrower or in accordance with the terms and conditions of this Agreement.

         2.3 Payments; Settlements.

               (a) At all times other than during a Cash Dominion Period:

                    (i) Servicer will segregate, set aside and hold in trust, for the benefit of Agent and Lenders, all or such portion of any Collections (including Deemed Collections) received (or deemed received) on any day in such amounts as Agent may from time to time specify to Servicer so that after giving effect thereto, the aggregate amount of all Collections so segregated, set aside and held in trust, are up to the sum of the estimated interest, fees, expenses and other amounts payable to Agent and Lenders hereunder accrued and unpaid through such day (or in the event that Agent does not at any time specify such amounts, then based on Servicer's reasonable, good faith determination as to such amounts as may be required so that there will be sufficient funds so segregated, set aside and held in trust to pay such estimated interest, fees, expenses and other amounts on the next Monthly Settlement Date or such other date as any of such amounts shall be due and payable hereunder).

                    (ii) In addition to amounts provided for in clause (i) above, Servicer will segregate, set aside and hold in trust, for the benefit of Agent and Lenders, all or such portion of any Collections (including Deemed Collections) received (or deemed received) on any day in such amounts as Agent may from time to time specify to Servicer so that after giving effect thereto there will be sufficient funds so segregated, set aside and held in trust, in the determination of Agent, as may be required to make payments to Agent on the next Interim Settlement Date or Monthly Settlement Date (or such other day as such amounts may be due and payable hereunder, as the case may be) in respect of the outstanding Loans as of the close of business on the last Business Day of the immediately preceding week that exceed the Borrowing Base as of such day or in the event that Agent does not at any time specify such amounts, then based on Servicer's reasonable, good faith determination as to such amounts as may be required so that there will be sufficient funds so segregated, set aside and held in trust to make such payments as may be required in respect of such outstanding Loans in excess of the Borrowing Base on the next Interim Settlement Date or Monthly Settlement Date, as the case may be, or such other date as any of such amounts shall be due and payable hereunder; provided, that, Servicer shall not be required to so segregate, set aside and hold in trust all or such portion of the Collections based on the outstanding Loans in excess of the Borrowing Base as of the last Business Day of the immediately preceding week if: (A) it is any week other than a week in which a Monthly Settlement Date shall occur, (B) the Senior Credit Facility Availability has been greater than $75,000,000 for each Business Day of the immediately preceding week, (C) no Default or Event of Default shall exist or have occurred and be continuing, and (D) the amount of the outstanding Loans as of the close of business on the last Business Day of the immediately preceding week do not exceed the Adjusted Borrowing Base.

                    (iii) On the close of each Business Day, other than during a Cash Dominion Period and so long as no Default or Event of Default shall exist or have occurred and be continuing, Collections (including Deemed Collections) received (or deemed received) on such day in excess of the amounts required to be segregated, set aside and held in trust as provided above, shall be applied by Borrower (or Servicer on behalf of Borrower) as follows: first, to the payment of any expenses of Borrower and to set aside funds for the payment of expenses that are then accrued; second, to the payment of any then outstanding and unpaid Servicer Advances; third, to the payment of the purchase price for Receivables then due from Borrower to Originator under the Receivables Purchase Agreement; fourth, to the payment of any Indebtedness of Borrower to Originator then outstanding and unpaid under the WPS Finco Note to the extent permitted hereunder; and fifth, to the payment of dividends by Borrower to WestPoint to the extent permitted hereunder.

                    (iv) On each Monthly Settlement Date, Servicer, on behalf of Borrower, shall pay to Agent:

                         (A) the amount of all interest, fees, costs, expenses
and other charges accrued and payable by Borrower under this Agreement and the other Financing Agreements during the immediately preceding month; and

                         (B) the amount of principal of the Loans outstanding
as of the close of business on the Business Day immediately prior to such Monthly Settlement Date in excess of the amount of the Borrowing Base (as calculated by Agent) as of the close of business on the last Business Day of the immediately preceding week (or if Agent has not received an Interim Receivables Report for such week, then as of the close of business on the last Business Day of the prior week).

Payments required by this clause (iv) shall be made from amounts set aside pursuant to clauses (i) and (ii) above, provided, that, to the extent amounts set aside pursuant to clauses (i) and (ii) above are insufficient to make such payments, the Servicer shall make a Servicer Advance in accordance with and subject to Section 6.7 hereof in the amount required so that the full amount of all such interest, fees, costs, expenses and other charges is paid.

                    (v) On each Interim Settlement Date, Servicer, on behalf of Borrower, shall pay to Agent the amount equal to the amount by which the Loans outstanding as of the close of business on the last Business Day of the immediately preceding week exceed the amount of the Borrowing Base as of such Business Day, provided, that, Servicer shall not be required to make such payment on an Interim Settlement Date if: (A) the Senior Credit Facility Availability has been greater than $75,000,000 for each Business Day of the immediately preceding week, (B) no Default or Event of Default shall exist or have occurred and be continuing, and (C) the amount of the outstanding Loans as of the close of business on the last Business Day of the immediately preceding week do not exceed the Adjusted Borrowing Base. Payments required by this clause (v) shall be made from amounts set aside pursuant to clause (ii) above, provided, that, to the extent amounts set aside pursuant to clause (ii) above are insufficient to make such payments, the Servicer shall make a Servicer Advance in accordance with and subject to Section 6.7 hereof in the amount required so that the full amount of such payment is made.

               (b) At all times during a Cash Dominion Period, all Collections and other payments received by Agent and Lenders shall be applied as set forth in Section 2.4 below. All Obligations shall be payable to the Agent Payment Account or such other place as Agent may designate from time to time. At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower maintained by Agent. Borrower (or Servicer on behalf of Borrower) shall make all payments to Agent and Lenders on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent or such Lender. Borrower shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 2.3 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section
2.3 shall survive the payment of the Obligations and the termination of this Agreement.

         2.4 Priority of Application of Payments.

               (a) At all times other than during a Cash Dominion Period, prior to the Termination Date, on each Monthly Settlement Date, Agent shall apply payments received or collected from Borrower or for the account of Borrower (including the Collections) as follows: first, to the Servicer to pay any Servicer Advances then outstanding, second, to pay any fees, indemnities or expense reimbursements due to Agent and Lenders accrued and unpaid during the immediately preceding month; third, to pay interest accrued and unpaid during the immediately preceding month in respect of any Loans (and including any Special Agent Advances); fourth, to the Servicer (if the Servicer is not Borrower or its Affiliate) to pay any Servicer Fee accrued and unpaid during the immediately preceding month; fifth, to pay or prepay principal in respect of Special Agent Advances; sixth, to pay principal due in respect of the Loans (including any Loans outstanding in excess of the Borrowing Base as provided in Section 2.3 above); seventh, to Servicer (if Servicer is Borrower or its Affiliate) to pay any Servicer Fee accrued and unpaid during the immediately preceding month; and eighth, the balance, if any, to Borrower.

               (b) At all times during a Cash Dominion Period, prior to the Termination Date, Agent shall apply payments received or collected from Borrower or for the account of Borrower (including the Collections) as follows: first, to the Servicer to pay any Servicer Advances then outstanding, second, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders; third, to pay interest then due in respect of any Loans (and including any Special Agent Advances); fourth, to pay or prepay principal in respect of Special Agent Advances; fifth, to pay principal due in respect of the Loans (including any Loans outstanding in excess of the Borrowing Base or the Adjusted Borrowing Base, as the case may be, as provided in Section 2.3 above); sixth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines.

               (c) At all times whether or not during a Cash Dominion Period, after the Termination Date, Agent shall apply all payments received or collected from Borrower or for the account of Borrower (including the Collections) as follows: first, to the Servicer to pay any Servicer Advances then outstanding, second, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders; third, to pay interest then due in respect of any Loans (and including any Special Agent Advances); fourth, to pay or prepay principal in respect of Special Agent Advances; fifth, to pay principal due in respect of the Loans (including any Loans outstanding in excess of the Borrowing Base or the Adjusted Borrowing Base, as the case may be, as provided in Section 2.3 above); sixth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines.

               (d) Agent and Lenders hereby consent (which consent may be revoked at any time a Default or Event of Default shall exist or have occurred and be continuing) to the retention by Servicer of the amounts (if any) set aside pursuant to Section 2.3 hereof in respect of the Servicer Fee, in which case no distribution shall be made in respect of Servicer Fee pursuant to
Section 2.3 above or this Section 2.4.

         2.5 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Agent to Borrower hereunder only for: (a) payments to pay the purchase price to repurchase the interests of the Existing Secured Parties under the Existing Securitization Facility in any of the Receivables and Related Assets pursuant to the disbursement direction letter furnished by Borrower to Agent on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made to or for the benefit of Borrower pursuant to the provisions hereof shall be used by Borrower only as follows: first, to the payment of any expenses of Borrower and to set aside funds for the payment of expenses that are then accrued, second, at any time during a Cash Dominion Period, to the payment of any then outstanding and unpaid Servicer Advances; third, to the payment of the purchase price for Receivables then due from Borrower to Originator under the Receivables Purchase Agreement; fourth, to the payment of any Indebtedness of Borrower to Originator then outstanding and unpaid under the WPS Finco Note to the extent permitted hereunder; and fifth, to the payment of dividends by Borrower to WestPoint to the extent permitted hereunder and under applicable law. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         2.6 Delayed Payment. If on any day, Servicer shall not make any payment otherwise required to have been made hereunder or under any of the other Financing Agreements because Collections during the applicable period were less than the aggregate amounts payable hereunder to Agent and Lenders, the next available Collections shall be applied to such payments to Agent and Lenders and no Loans shall be permitted hereunder until such amount payable has been paid in full.

         2.7 Deemed Collections.

               (a) If on any day the outstanding amount of any Receivable is:

                    (i) reduced as a result of any defective, rejected or returned merchandise or services, any discount, incorrect billings, price rollbacks, freight charge discrepancies or any other adjustment by any Transaction Party, Originator or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

                    (ii) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                    (iii) reduced on account of the obligation of any Transaction Party, any Originator or an Affiliate thereof to pay to the related Obligor any rebate or refund, or

                    (iv) less than the amount included in calculating the Net Amount of Eligible Accounts for purposes of any Receivables Report (for any reason other than such Receivable becoming a Defaulted Receivable or Collections being applied to the amount that had been owing in respect of such Account), or

                    (v) any of the representations or warranties of Borrower set forth in Sections 7.2(c)(vi), (vii) and (viii) were not true when made with respect to any Receivable, or any of the representations or warranties of Borrower set forth in Sections 7.2(c)(vi), (vii) and (viii) are no longer true with respect to any Receivable, or any Receivable is repurchased by Originator pursuant to the Receivables Purchase Agreement, then, on such day, Borrower shall be deemed to have received a Collection of such Receivable: in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual unpaid balance in respect of such Receivable and the amount included in calculation the Net Amount of Eligible Accounts, as applicable; and in the case of clause (ii) above, in the amount of the unpaid balance of such Receivable.

               (b) Collections deemed received by Borrower under this Section
2.7 are herein referred to as "Deemed Collections"; provided, that, so long as no Event of Default shall exist or have occurred and be continuing, as to any Receivable for which there are Deemed Collections, to the extent that the purchase price payable by Borrower to Originator for Receivables under the Receivables Purchase Agreement has been reduced in respect of such Deemed Collections pursuant to Section 3.1(b)(ii) of the Receivables Purchase Agreement, such Collections shall cease to be deemed to be "Deemed Collections".

         2.8 Treatment of Collections and Deemed Collections. Borrower shall forthwith deliver to Servicer all Deemed Collections, and Servicer shall hold or distribute such Deemed Collections in payment of interest, fees and principal and other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to Servicer, provided, that, Borrower shall not be required to so deliver such Deemed Collections as to any Receivable to Servicer so long as no Event of Default shall exist or have occurred and be continuing, to the extent that the purchase price payable by Borrower to Originator for Receivables under the Receivables Purchase Agreement has been reduced by the amount of such Deemed Collections pursuant to Section 3.1(b)(ii) of the Receivables Purchase Agreement. During a Cash Dominion Period, unless the purchase price payable by Borrower to Originator for the Receivables has been so reduced, Servicer shall forthwith cause such Deemed Collections to be paid to Agent or its designee or to such lock-boxes or accounts, as applicable or as Agent shall request. So long as Borrower shall hold any Collections (including Deemed

Collections) required to be paid to Servicer or Agent, it shall segregate such Collections and hold such Collections in trust and shall clearly mark its records to reflect such trust.

         2.9 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Loans shall not exceed the amount of such Lenders's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

SECTION 3.      INTEREST AND FEES

         3.1 Interest.

               (a) Borrower shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the Termination Date shall be payable on demand.

               (b) All Loans shall be Eurodollar Rate Loans so long as (i) no Default or Event of Default shall exist or have occurred and be continuing,
(ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) Agent and each Lender shall have determined that Adjusted Eurodollar Rate is available to Agent and such Lender and can be readily determined as of the date of the Eurodollar Rate Loan. On and after the occurrence of any of such events, all Eurodollar Rate Loans shall automatically convert to Prime Rate Loans, except as Agent may otherwise determine. Borrower shall pay to Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing. Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.

               (c) Interest shall be payable by Borrower to Agent, for the account of Lenders, monthly in arrears on each Monthly Settlement Date (or earlier as herein provided) and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. Borrower acknowledges and understands that the calculation of interest on the basis of the actual days elapsed over the period of a three hundred sixty (360) day year as opposed to a year of three hundred sixty-five (365) or three hundred sixty-six (366) days results in a higher effective rate of interest. The Interest Rate on Eurodollar Rate Loans shall increase or decrease by an amount equal to each increase or decrease in the Adjusted Eurodollar Rate effective on the first day of the month after any change in the Adjusted Eurodollar Rate based on the Adjusted Eurodollar Rate in effect on the last day of the month in which any such change occurs. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs.

         3.2 Maximum Interest.

               (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, in no event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent or any Lender pursuant to the terms of this Agreement or any of the other Financing Agreements and that are deemed interest under applicable law exceed the Maximum Interest Rate (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America as amended, 12 U.S.C. Section 85, as amended). No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements, or any Event of Default, or the exercise by Agent or any Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by Borrower of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Agent or any Lender to contract for, charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law in excess of the Maximum Interest Rate. In no event shall Borrower be obligated to pay interest or such amounts as may be deemed interest under applicable law in amounts which exceed the Maximum Interest Rate. All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay interest or such amounts which are deemed to constitute interest in amounts which exceed the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest or such amounts which are deemed to constitute interest over such Maximum Interest Rate.

               (b) In the event any interest is charged or received in excess of the Maximum Interest Rate ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent or any Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second to the payment of the other Obligations then outstanding and unpaid; and third, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 3.1 of this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Financing Agreements, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law.

               (c) By the execution of this Agreement, Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any interest or such amounts which are deemed to constitute interest in excess of the Maximum Interest Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all interest at any time contracted for, charged or received from Borrower in connection with this Agreement or any of the other Financing Agreements shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable laws.

               (d) Borrower and Agent and Lenders shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest and (ii) exclude voluntary prepayments and the effects thereof.

               (e) The provisions of this Section 3.2 shall be deemed to be incorporated into each of the other Financing Agreements (whether or not any provision of this Section is referred to therein). Each of the Financing Agreements and communications relating to any interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

         3.3 Fees.

               (a) Borrower shall pay to Agent, for the account of Lenders, monthly an unused line fee at a rate equal to one-quarter (1/4%) percent per annum on the difference between the average monthly balance of Loans outstanding under the Credit Facility and $160,000,000, which fee shall be payable on each Monthly Settlement Date (or earlier as herein provided).

               (b) Borrower agrees to pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein.

         3.4 Changes in Laws and Increased Costs of Loans.

               (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans or its Commitment, then Borrower shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower by Agent and shall be conclusive, absent manifest error.

               (b) If prior to the first day of any month, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for the next month will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans required to be made hereunder are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Borrower and Lenders as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans to be made on the next Monthly Settlement Date or otherwise shall be made as Prime Rate Loans and (B) each outstanding Eurodollar Rate Loan shall be converted on the last day of the then-current month to Prime Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Prime Rate Loans be converted to Eurodollar Rate Loans. At such time as Agent gives notice that such conditions no longer exist, the Prime Rate Loans shall be converted to Eurodollar Rate Loans effective the first day of the month thereafter.

               (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Borrower and Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current month with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current month with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

               (d) Borrower shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of the conversion of any Eurodollar Rate Loans to Prime Rate Loans in accordance with the terms hereof, other than on a day which is the last day of a month. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4.      CONDITIONS PRECEDENT

         4.1 Conditions Precedent to Initial Loans. Each of the following is a condition precedent to Agent and Lenders making the initial Loans hereunder:

               (a) Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the Existing Secured Parties of their respective arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower or Servicer, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower, as debtor, UCC financing statement amendments for all UCC financing statements filed by Borrower as secured party/buyer, Originator as debtor/seller and any of the Existing Secured Parties (or their predecessors) as assignee of Borrower to change the assignee and the written authorization in favor of Agent (or its designee) to file such UCC termination statements and such UCC financing statement amendments in each case in form and substance satisfactory to Agent and notices to the banks at which the Lock-Box Accounts and Concentration Account are maintained terminating the interest of the Existing Secured Parties therein as acknowledged and agreed to by such banks;

               (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Borrower and Servicer certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Borrower and Servicer as is set forth herein and such document as shall set forth the organizational identification number of Borrower, if one is issued in its jurisdiction of incorporation);

               (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower or Servicer since the date of Agent's latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of Borrower or Servicer to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

               (d) Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts through the date of closing in a manner satisfactory to Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof;

               (e) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, consents from the Senior Credit Facility Agent and the lenders under the Senior Credit Facility Agreement and from the Subordinated Credit Facility Agent and the lenders under the Subordinated Credit Facility Agreement;

               (f) the Excess Availability as determined by Agent, as of the date hereof, shall be not less than $5,000,000 after giving effect to the initial Loans made or to be made in connection with the initial transactions hereunder;

               (g) Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, Borrower, and each bank where there is a Lock-Box Account and the Concentration Account, in each case, duly authorized, executed and delivered by such bank and Borrower;

               (h) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral;

               (i) Agent shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation or organization of each Transaction Party and Originator and the jurisdiction of the chief executive office of each Transaction Party and Originator, which search results shall be in form and substance satisfactory to Agent;

               (j) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

               (k) Agent shall have received the Receivables Purchase Agreement and the WPS Finco Note in form and substance satisfactory to Agent, duly executed by the parties thereto;

               (l) Agent shall have received the Intercreditor Agreements, in form and substance satisfactory to Agent, duly authorized, executed and delivered by the parties thereto, Borrower and WestPoint;

               (m) Agent shall have received, in form and substance satisfactory to Agent, such opinion letters of counsel to Borrower with respect to the Transaction Documents and such other matters as Agent may request, including a favorable opinion of special counsel to the Transaction Parties and the Originator, as to (i) the existence of a "true sale" of the Receivables from the Originator to Borrower under the Receivables Purchase Agreement and
(ii) the inapplicability of the doctrine of substantive consolidation to Borrower and WestPoint in connection with any bankruptcy proceeding involving WestPoint;

               (n) Agent shall have received, in form and substance satisfactory to Agent, written confirmation from WestPoint that the independent certified public accountants to WestPoint have represented to it that Borrower will be treated as a qualifying special purpose entity pursuant to FASB 140 in the audited financial statements of WestPoint and such other related matters as Agent may reasonably request; and

               (o) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

         4.2 Conditions Precedent to All Loans. Each of the following is an additional condition precedent to the Loans to Borrower, including the initial Loans and any future Loans:

               (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

               (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or
(ii) has or has a reasonable likelihood of having a Material Adverse Effect;
and

               (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.

SECTION 5.      GRANT AND PERFECTION OF SECURITY INTEREST

         5.1 Grant of Security Interest. To secure payment and performance of all Obligations of Borrower, Borrower hereby grants to Agent, for itself and the benefit of Lenders, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lenders, as security, all of the following personal property of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations of Borrower at any time granted to or held or acquired by Agent or any Lender, collectively, the "Collateral"):

                  (a)      all of the Receivables and Related Assets;

                  (b) the Receivables Purchase Agreement and the other Transaction Documents;

                  (c) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

         5.2      Perfection of Security Interests.

                  (a) Borrower irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee as the secured party and Borrower as debtor, as Agent may require, and including any other information with respect to Borrower or otherwise required by part 5 of
Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Agent or its designee as secured party and Borrower, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Borrower hereby authorizes Agent to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee as secured party and Borrower as debtor.

                  (b) Borrower (or Servicer on behalf of Borrower) does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof. In the event that an Originator or Borrower shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrower or Servicer shall promptly notify Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by the Originator, Servicer or any other agent or representative), Borrower shall deliver, or cause to be delivered to Agent, all tangible chattel paper and instruments that such Borrower has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, Borrower shall, or Agent may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation (Southern), as Agent, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

                  (c) No Transaction Party has any deposit accounts as of the date hereof, except as set forth in Schedule 8.8 hereto. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, Borrower shall as Agent may specify either (A) deliver to Agent a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent. The terms of Section 5.2(c)(iii) above shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's salaried employees.

                  (d) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in Schedule 8.8 hereto. Borrower shall not, directly or indirectly, after the date hereof, open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary.

                  (e) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof. In the event that Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Agent thereof in writing. Borrower shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with


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

respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by Borrower and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

                  (f) Borrower does not have any commercial tort claims as of the date hereof. In the event that Borrower shall at any time after the date hereof have any commercial tort claims, Borrower shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Borrower to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

                  (g) Borrower does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, other than Servicer, and Servicer holds all such goods in trust for the benefit of Borrower at the locations specified in Schedule 8.2 hereto. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person, Borrower shall promptly notify Agent thereof in writing. Promptly upon Agent's request, Borrower shall deliver to Agent a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower.

                  (h) Each Transaction Party shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that such Transaction Party's signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.      COLLECTION AND ADMINISTRATION

         6.1 Borrower Loan Account. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

         6.2 Statements. Agent shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Agent for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Agent receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been received by Borrower. Until such time as Agent shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower.

         6.3      Designation of Servicer.

                  (a) The servicing, administering and collection of the Receivables shall be conducted by the Person designated as Servicer hereunder from time to time in accordance with this Section 6.3. Until Agent gives to WestPoint a Servicer Successor Notice (or automatically and without notice to WestPoint upon the commencement of any Insolvency Proceeding with respect to WestPoint, except as Agent may otherwise specifically agree in writing), WestPoint is hereby designated as, and hereby agrees to perform the duties and obligations of, Servicer pursuant to the terms hereof.

                  (b) On and after a Default or an Event of Default and for so long as the same is continuing, Agent may by written notice to WestPoint (a "Servicer Successor Notice"), or automatically and without notice to WestPoint upon the commencement of any Insolvency Proceeding with respect to WestPoint (except as Agent may otherwise specifically agree in writing), designate a new Servicer (a "Servicer Transfer Event"), which may be The CIT Group/Commercial Services, Inc. or such other person as Agent may select for such purpose. Upon WestPoint's receipt of a Servicer Successor Notice or automatically and without notice to WestPoint upon the commencement of any Insolvency Proceeding with respect to WestPoint (except as Agent may otherwise specifically agree in writing), WestPoint agrees that it will terminate its activities as Servicer hereunder in a manner that Agent determines will facilitate the transition of the performance of such activities to the new Servicer, and Agent (or its designee) shall assume each and all of WestPoint's obligations to service and administer the Receivables, on the terms and subject to the conditions herein set forth or as may otherwise be agreed in writing between Agent and such new Servicer, and WestPoint shall use its best efforts to assist Agent (or its designee) in assuming such obligations. Without limiting the foregoing, each of WestPoint and Borrower agrees, at its expense, to use its best efforts to provide the new Servicer with access (including, to the extent necessary licenses, sub-licenses and/or assignments of contracts), whether or not at the offices and properties of WestPoint, to all computer software (including its servicing software, NMC, and its claims software, CHICOR), necessary or useful in collecting or billing Receivables, solely for use in collecting and billing Receivables.

                  (c) Servicer may, without the prior consent of Agent, subcontract with any other Person for servicing, administering or collecting an immaterial amount of the Receivables, provided that Servicer shall remain liable for the performance of the duties and obligations of Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at Agent's request at any time after a Servicer Successor Notice has been given or upon the commencement of any Insolvency Proceeding with respect to Servicer (except as Agent may otherwise specifically agree in writing).

         6.4      Duties of Servicer.

                  (a) Subject to the terms and conditions contained herein, each of Borrower and Agent hereby appoints the Servicer, as from time to time designated pursuant to Section 6.3, as its agent to enforce its rights and interests in and under the Receivables and the Related Assets (but subject in all respects to the rights of Agent with respect thereto). Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy or as may otherwise be agreed in writing between Agent and Servicer and in any event at any time that a Default or an Event of Default exists or has occurred and is continuing, as Agent may from time to time specify.

                  (b) Servicer shall segregate and set aside for the account of Agent and Borrower their respective allocable shares of the Collections of Receivables in accordance with Section 2.3 of this Agreement. Servicer shall segregate and deposit, or cause to be deposited, into the Concentration Account, all of the Collections in accordance with Section 6.8 hereof. Servicer shall notify Agent of any deposit accounts at any time established by Servicer for its own use or for its use as Servicer promptly upon the establishment thereof, other than deposit accounts established by Servicer for its own use similar to those listed in Part I.B.2 of Schedule 8.8 hereto.

                  (c)      To the extent permitted under and in accordance with
Section 7.2(b) hereof, WestPoint, while it is Servicer, may, in accordance with the Credit and Collection Policy, (i) extend the maturity or adjust the unpaid balance of any Defaulted Receivable as WestPoint may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the unpaid balance of any Receivable to reflect the reductions or cancellations described in Section 2.7 hereof.

                  (d) Borrower shall deliver to Servicer, and Servicer shall hold in trust for Borrower and Agent in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Receivables or any of the Related Assets, including the Records, until such time as Agent may direct otherwise.

                  (e) Servicer's authorization under this Agreement shall terminate upon written notice by Agent to Servicer at any time on or after the occurrence of an Event of Default and for so long as the same is continuing or the Termination Date or without such notice as of the date that Servicer is subject to any Insolvency Proceeding.

                  (f) Borrower hereby grants to Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Borrower all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Borrower or transmitted or received by Agent (whether or not from Borrower) in connection with any Receivable, but such power of attorney shall be deemed automatically revoked and terminated without any further action by the parties hereto at any time that Servicer is subject to any Insolvency Proceeding or upon an Event of Default, except as Agent may otherwise agree in writing.

                  (g) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

         6.5      Rights of Agent on Servicer Transfer Event.

                  (a) In addition to the rights of Agent at any time on or after an Event of Default, at any time a Servicer Transfer Event has occurred and is continuing, (i) Agent may notify the Obligors of Receivables, or any of them, of the security interest and lien of Agent in such Receivables and Related Assets and (ii) Agent is hereby authorized to give notice to any or all of the depository banks at which the Lock-Box Accounts and Concentration Account are maintained to transfer the funds in such accounts only in accordance with the instructions of Agent and that Agent has exclusive dominion and control over the lock-boxes, related Lock-Box Accounts and Concentration Account. Borrower and Servicer hereby transfer to Agent, effective at such time as Agent shall give such notice, the exclusive dominion and control over such lock-boxes, Lock-Box Accounts and Concentration Account, and shall take any further action that Agent may reasonably request to effect such transfer.

                  (b) At any time following the designation of a Servicer other than WestPoint pursuant to Section 6.3 hereof or, at Agent's option, at any time that WestPoint is subject to any Insolvency Proceeding or there is any other Event of Default: (i) Agent may direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Receivable directly to Agent or its designee; (ii) any Transaction Party shall, at Agent's request and at such Transaction Party's expense, give notice of Agent's security interests in the Receivables to each Obligor of Receivables and direct that payments be made directly to Agent or its designee; (iii) each Transaction Party shall, at Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Receivables and the Related Assets or which are otherwise necessary or desirable to collect such Receivables, and make the same available to the successor Servicer at a place and in a manner selected by Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Servicer, and (iv) without limiting the generality of the rights granted to Agent pursuant to Section 7.3 hereof, each Transaction Party hereby authorizes Agent, and grants to Agent an irrevocable power of attorney, to take any and all steps in such Transaction Party's name and on behalf of such Transaction Party and Agent which are necessary or desirable, in the determination of Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing any Transaction Party's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. On and after a Event of Default or at any time that WestPoint is subject to an Insolvency Proceeding, at Agent's option, Agent shall have the exclusive right to deal with the Receivables and Related Assets, in such manner as Agent may determine and in accordance with its rights as a secured party with respect thereto under the terms of this Agreement, the other Financing Agreements and applicable law and upon the exercise of such rights by Agent all rights of Servicer to act with respect to the Receivables and Related Assets shall cease, except as Agent may otherwise agree in writing. At any time following the designation of a Servicer other than WestPoint pursuant to
Section 6.3 hereof, Agent may enter into such agreements with such successor Servicer as Agent may determine and in the event of any inconsistency between the terms hereof and such agreements, such agreements shall govern.

         6.6      Responsibilities of Transaction Parties.

                  (a) Each Transaction Party shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Receivables and under the related agreements to the same extent as if Agent did not have the security interest or liens granted to it hereunder or under any of the other Financing Agreements, and the exercise by Agent or its designee of its rights hereunder shall not relieve any Transaction Party from such obligations.

                  (b) Agent and Lenders shall not have any obligation or liability with respect to any Receivables or Related Assets, nor shall any of them be obligated to perform any of the obligations of any Transaction Party or Originator or any Affiliate thereof.

         6.7 Servicer Advances. If, on any day that any payment of interest, fees or any other amounts payable hereunder to Agent or any Lender is required to be made, Borrower does not have sufficient available funds to make any such payment (including from Collections set aside pursuant to Section 2.3 hereof), Servicer shall make an advance in an amount up to the amount of such deficiency (any such advance, a "Servicer Advance"), provided, that, in the event that WestPoint is not the Servicer, any such successor Servicer shall only have such obligations to make any Servicer Advances as Agent and such successor Servicer may agree. Notwithstanding the preceding sentence, Servicer shall not be required to make a Servicer Advance (a) if the Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will not ultimately be recoverable from future collections on, or the liquidation of, the Receivables or from proceeds of Loans; provided, that, Servicer shall provide Agent with an officer's certificate describing the Servicer's reasons (in reasonable detail) for making such determination), or
(b) in respect of any Receivable that becomes a Defaulted Receivable. The Servicer will deposit any Servicer Advances into the Concentration Account on or prior to 12:00 p.m. (Atlanta, Georgia time) on the date necessary to make any payment required to be made under Section 2.3 hereof. All Servicer Advances shall be made by wire transfer in immediately available funds. Servicer may recover any Servicer Advance that it has made from Collections in accordance with Section 2.4 hereof.

         6.8      Cash Management Arrangements.

                  (a) Borrower has established and shall maintain the Lock-Box Accounts and the Concentration Account in the name of Borrower. The names and addresses of all of the banks at which the Lock-Box Accounts and the Concentration Account are maintained, together with the account numbers of such accounts are as set forth on Schedule 8.8 hereto. Each Lock-Box Account and the Concentration Account is and shall at all times be subject to a Deposit Account Control Agreement that has been duly authorized, executed and delivered by the bank at which such accounts are maintained, Borrower and Agent and is in full force and effect. No Transaction Party shall enter into any agreement with any person other than Agent authorizing the bank at which any Lock-Box Account or the Concentration Account are maintained to comply with instructions from such other person as to the disposition of funds in or from the Lock-Box Accounts or the Concentration Account or with respect to any other dealings with any Lock-Box Account or the Concentration Account or that such other person shall be deemed the customer of the bank. Each Transaction Party has and maintains accounting, administrative and operating procedures that permit identification of the Collections. Payments made to such Lock-Box Accounts or the Concentration Account or other funds received and collected by Agent or any Lender, whether in respect of the Receivables or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders prior to the commencement of Cash Dominion Period to the extent set forth in Section 2.3 hereof and on and after the commencement of a Cash Dominion Period to the extent of the then outstanding Obligations.

                  (b) Each Transaction Party shall promptly deposit all payments in respect of Receivables or other Collateral received by it into the Concentration Account and has instructed and shall instruct (or shall cause Originator to instruct) all Obligors to pay all Collections directly to a lock-box related to a Lock-Box Account or directly to a Lock-Box Account. Borrower shall cause (i) all proceeds remitted to any lock-box related to such Lock-Box Account to be deposited directly by the applicable bank into the related Lock-Box Account, (ii) all such funds deposited into the Lock-Box Accounts on any Business Day to be transferred daily to the Concentration

Account by no later than the next Business Day (except to the extent that during a Cash Dominion Period Agent may elect to have funds deposited into the Lock-Box Accounts transferred directly to the Agent Payment Account) and (iii) each such lock-box and Lock-Box Account and Concentration Account to be maintained in its name and subject at all times to a Deposit Account Control Agreement that is in full force and effect.

                  (c) Pursuant to the terms of the Deposit Account Control Agreement with respect to the Concentration Account, funds in the Concentration Account may be transferred pursuant to the instructions of Servicer to the Originator in payment of the purchase price for the Receivables in accordance with the Receivables Purchase Agreement or to the Originator as otherwise permitted herein until such time as Agent shall exercise its right to notify the depository bank at which the Concentration Account is maintained to remit the funds to Agent Payment Account as a result of the occurrence of the events set forth in this Section 6.8(c) below. Without limiting any other rights or remedies of Agent or Lenders, Agent may, at its option, instruct the depository bank at which the Concentration Account is maintained to transfer all available funds received or deposited into the Concentration Account to the Agent Payment Account at any time on or after either: (i) a Default or an Event of Default shall exist or have occurred and be continuing, or (ii) the later of August 31, 2004 or the date ninety (90) days prior to the earlier of the scheduled maturity of the Indebtedness under the Senior Credit Facility Agreement, the Subordinated Credit Facility Agreement or the Senior Notes (or in the event of the refinancing or replacement of the Senior Notes, the scheduled maturity of the Indebtedness arising under such refinancing or replacement) or (iii) the aggregate amount of the Loans outstanding at any time exceed the Adjusted Borrowing Base as of the last day of any two (2) consecutive weeks (or such other day of such two (2) consecutive weeks for which Agent shall have received an Interim Receivables Report or other information so as to be able to calculate the Adjusted Borrowing Base), or (iv) Servicer shall fail to segregate, set aside and hold funds in trust for the benefit of Agent and Lenders as required under Section 2.3 hereof, or (v) the Senior Credit Facility Availability shall at any time be less than $75,000,000. Upon the occurrence of any of such events and for so long as any of the same may be continuing, Agent may, at its option, elect not to instruct the depository bank to transfer all available funds to the Agent Payment Account, but may, at Agent's option, require that Servicer obtain the approval of Agent each Business Day (or at such other time or times as Agent may specify to Servicer) prior to any transfer of funds from the Concentration Account as to whether any of such funds may be transferred from the Concentration Account and the amount of the funds that may be so transferred. In the event that at any time after Agent has instructed such depository banks to transfer such funds to the Agent Payment Account, each of the conditions set forth in clauses (iii) or (v) above do not exist or have not occurred and are not continuing for a period of thirty (30) consecutive days, Agent shall instruct such depository banks to transfer the funds on deposit in such accounts in accordance with the instructions of Servicer until such time as Agent is entitled to notify and shall notify the depository bank otherwise as provided above.

                  (d) (i) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day based on the notice thereof given to Agent by the depository bank where such funds are received, and if not, then on the next Business Day. (ii) For the purposes of calculating interest on the Obligations, at all times during a Cash Dominion Period, such payments or other funds received at any time on any Business Day will be deemed applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day based on the notice thereof given to Agent by the depository bank where such funds are received, and if not, then on the next Business Day.
(iii) At all times other than during a Cash Dominion Period or at all times that there are no Loans outstanding, Agent shall be entitled to an administrative fee in an amount equal to the Interest Rate (on a per annum basis) using an Interest Period of one (1) month multiplied by the amount of the funds received in the Lock-Box Accounts for such day as calculated by Agent in accordance with its customary practice. The economic benefit of the timing in the application of payments (and the administrative fee provided for above, if applicable) shall be for the sole benefit of Agent.

                  (e) Each Transaction Party shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Concentration Account, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Transaction Party's own funds. Each Transaction Party agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Lock-Box Account, the Concentration Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Lock-Box Accounts, the Concentration Account or the Agent Payment Account arising out of Agent's payments to or indemnification of such bank or person. The obligations of Borrower to reimburse Agent for such amounts pursuant to this Section 6.8 shall survive the termination of this Agreement.

         6.9 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement: (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

         6.10     Sharing of Payments, Etc.

                  (a) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of Borrower at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

                  (b) If any Lender (including Agent) shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

                  (c) Borrower agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                  (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

                  (e) In the event that at any time after the date hereof a Lender shall also be acting as Servicer pursuant to the terms hereof, nothing contained herein shall be construed to require such Lender to share with any other Lender any fees received by such Lender in its capacity as Servicer hereunder from any Transaction Party. In addition, nothing contained herein shall be construed to require that a Lender who has purchased any accounts receivable owing by


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

WestPoint to a third party share any payments received by such Lender in respect of such accounts receivable with any other Lender pursuant to the terms of this Section 6.10.

         6.11     Lender Settlement Procedures.

                  (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

                  (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Atlanta, Georgia time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m. Atlanta, Georgia time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Atlanta, Georgia time on the same Business Day and if received by a Lender after 12:00 p.m. Atlanta, Georgia time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Atlanta, Georgia time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such Lender's Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender. Because the Agent on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrower or actually settled with the applicable Lender as described in this Section.

                  (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each Lender to provide Agent with immediately available funds representing its Pro Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower. In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

                  (d) If Agent is not funding a particular Loan to Borrower pursuant to this Section on any day, Agent may assume that each Lender will make available to Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of Borrower on such day. If Agent makes such corresponding amount available to Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three
(3) days of Agent's demand, at the highest Interest Rate provided for in
Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify Borrower of such failure and Borrower shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Borrower's receipt of such notice. A Lender who fails to pay Agent its Pro Rata Share of any Loans made available by the Agent on such Lender's behalf, or any Lender who fails to pay any other amount owing by it to Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Transaction Party of their duties and obligations hereunder.

                  (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

         6.12 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 13.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7.      COLLATERAL REPORTING AND COVENANTS

         7.1      Collateral Reporting.

                  (a) Servicer shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

                           (i)      as soon as possible after the last day of
each week (but in any event by the close of business in Atlanta, Georgia on the first Tuesday after the end of each week or if such day is not a Business Day, then the immediately following Business Day), or more frequently as Agent may request at any time that a Default or Event of Default shall exist or have occurred and be continuing, (A) an Interim Receivables Report for such week and
(B) a report setting forth the Senior Credit Facility Availability and the components thereof for each Business Day of such week, duly completed and executed by the chief financial officer, treasurer or controller of Servicer;

                           (ii)     as soon as possible after the end of each
fiscal month (but in any event by the close of business in Atlanta, Georgia on the tenth (10th) day after the end of each such fiscal month or if such day is not a Business Day, then the immediately following Business Day), or more frequently as Agent may request at any time a Default or Event of Default shall exist or have occurred and be continuing, a Monthly Receivables Report setting forth the calculation of the Borrowing Base as of the last Business Day of the immediately preceding period, duly completed and executed by the chief financial officer, treasurer or controller of Servicer, together with all schedules required pursuant to the terms of the Monthly Receivables Report duly completed (including a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding period) and an aging of accounts receivable in form acceptable to Agent;

                           (iii)    upon Agent's request, (A) copies of
customer statements, purchase orders, sales invoices, credit memos, remittance advices and reports, and copies of deposit slips and bank statements, and (B) copies of shipping and delivery documents;

                  (b) Nothing contained in any Receivables Report shall be deemed to limit, impair or otherwise affect the rights of Agent contained herein and in the event of any conflict or inconsistency between the calculation of the Borrowing Base or any component thereof as set forth in any Receivables Report and as determined by Agent in good faith, the determination of Agent shall govern and be conclusive and binding upon each Transaction Party. Without limiting the foregoing, each Transaction Party shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in any Receivables Report. Upon the request of Agent, each such Receivables Report shall be accompanied by an electronic file in a form reasonably satisfactory to Agent.

                  (c) If any Transaction Party's records or reports with respect to any Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Transaction Party hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports and related documents to Agent and to follow Agent's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

         7.2      Accounts Covenants.

                  (a) Each Transaction Party will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts and all other agreements related to the Receivables and the Related Assets, the breach of which provisions, covenants or promises could reasonably be expected to have a Material Adverse Effect. With respect to each Receivable and all related Contracts, each of Borrower, Servicer and Originator has complied and shall comply in all material respects with the Credit and Collection Policy.

                  (b) In the next Receivables Report to be delivered under the terms hereof following the occurrence thereof, or at such earlier times as Agent may hereafter specify to Servicer from time to time, Servicer shall notify Agent promptly of: (i) the assertion of any material claims, offsets, defenses or counterclaims by any Obligor, or any material disputes with any Obligor, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to Servicer relating to the financial condition of any Obligor and (iii) any event or circumstance which, to the best of Servicer's knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Obligor without Agent's consent, except in the ordinary course of business consistent with the Credit and Collection Policy and so long as any of the foregoing are set forth in the Receivables Report for the period in which the same was granted. So long as no Event of Default or Servicer Transfer Event exists or has occurred and is continuing, Servicer may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the unpaid balance of any Defaulted Receivable as it may reasonably determine to be appropriate to maximize Collections thereof and adjust the unpaid balance of any Receivable to reflect the reductions or cancellations described in Section 2.7 hereof.

                  (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments shall be made thereon except payments made to the Lock-Box Accounts, the Concentration Account or as Agent may otherwise direct; provided, that, from time to time, an Obligor may, other than in the ordinary course of the business of the Transaction Parties, make a payment to another deposit account of Servicer so long as in any such event (A) the aggregate amount of all such payments in any month shall not exceed $750,000, (B) Servicer shall, and shall cause Originator to, contact such Obligor to direct such Obligor to make all future payments to the Lock-Box Accounts, the Concentration Account or as Agent may otherwise direct and (C) any such payments shall be promptly deposited in the Concentration Account (but in any event within one (1) Business Day), (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any Obligor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with the Credit and Collection Policy, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms, (vi) such Account, together with the Related Assets, is owned by Borrower free and clear of any security interest, lien, encumbrance, pledge, assignment or similar right or claim, (vii) Agent shall have a valid and perfected first priority security interest in such Account and the Related Assets, and (viii) no currently effective financing statement or other instrument similar in effect covering such Account, any interest therein, or the Related Assets with respect thereto is on file in any recording office, except in favor of Borrower in connection with the transfer of such Account from Originator to Borrower and except in favor of Agent.

                  (d) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

         7.3 Power of Attorney. Each Transaction Party hereby irrevocably designates and appoints Agent (and all persons designated by Agent) such Transaction Party's as true and lawful attorney-in-fact, and authorizes Agent, in, or Agent's name, to: (a) at any time an Event of Default or a Servicer Transfer Event exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Transaction Party's name on any proof of claim in bankruptcy or other similar document against an Obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from Obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Transaction Party and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill each Transaction Party's obligations under this Agreement and the other Transaction Documents, (b) at any time during a Cash Dominion Period or that Agent may otherwise have the right to instruct the depository bank at which the Concentration Account is maintained to transfer funds to the Agent Payment Account or at any time that a Servicer Transfer Event exists or has occurred and is continuing, to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Lock-Box Accounts, Concentration Account or otherwise received by Agent or any Lender,
(ii) have access to any lockbox or postal box into which remittances from Obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Transaction Party's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Transaction Party's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (c) at any such time, to sign such Transaction Party's name on any verification of Receivables and notices thereof to Obligors in respect thereof. Each Transaction Party hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

         7.4 Right to Cure. Agent may, at its option, upon notice to Borrower, (a) cure any default by any Transaction Party under any material agreement with a third party that adversely affects the Collateral in any material respect, its value or adversely affects in any material respect the ability of Agent or Servicer to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Transaction Party to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's good faith judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Transaction Party. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

         7.5 Access to Premises; Reviews. From time to time as requested by Agent, each Transaction Party will, at the cost and expense of Borrower, upon reasonable prior notice from Agent to such Transaction Party, or at any time and without notice to such Transaction Party if an Event of Default exists or has occurred and is continuing, permit Agent or its designee to (a) have complete access to such Transaction Party's premises during normal business hours for the purposes of inspecting, verifying and auditing the Collateral and all of such Transaction Party's books and records, including the Records, and discussing matters relating to the Receivables and the Related Assets or such Transaction Party's financial condition or performance hereunder or under any other Transaction Document or performance under any Contract, in each case, with any of the officers or employees of such Transaction Party having knowledge of such matters, provided that, without limiting the rights of Agent to conduct such inspections, verifications and audits as provided above, in no event shall more than four (4) of such inspections, verifications and audits in any twelve (12) month period be at the cost and expense of Borrower, so long as no Default or Event of Default shall exist or have occurred and be continuing (and any such inspections, verifications and audits conducted when an Event of Default exists or has occurred and is continuing shall not be considered for purposes of such limitation), (b) meet with the independent auditors for such Transaction Party to review with such auditors the books and records of such Transaction Party with respect to the Receivables and Related Assets (including the Records) and (c) without limiting the provisions of clauses (a) or (b) above from time to time at the expense of Borrower, permit certified public accountants or other third party auditors acceptable to Agent to conduct a review of such Transaction Party's books and records with respect to the Receivables and Related Assets (including the Records). Each Transaction Party shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may in good faith request, and Agent or any Lender or Agent's designee may use during normal business hours such Transaction Party's personnel, equipment, supplies and premises as may be reasonably necessary for any of the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8.      REPRESENTATIONS AND WARRANTIES

         Each Transaction Party hereby represents and warrants as to itself to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans by Agent and Lenders to Borrower:

         8.1 Corporate Existence, Power and Authority. Each Transaction Party is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, where the failure to so qualify would have a Material Adverse Effect. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Transaction Party's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of such Transaction Party's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Transaction Party is a party or by which such Transaction Party or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of such Transaction Party. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Transaction Party enforceable in accordance with their respective terms.

         8.2 Name; State of Organization; Chief Executive Office; Collateral Locations.

                  (a) The exact legal name of each Transaction Party is as set forth on the signature page of this Agreement. Each Transaction Party has not, during the five years immediately prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in Schedule 8.2 hereto.

                  (b) Each Transaction Party is a corporation and organized in the jurisdiction set forth in the initial paragraph of this Agreement. Schedule 8.2 hereto accurately sets forth the organizational identification number and the federal employer identification number of each Transaction Party.

                  (c) The chief executive office and mailing address of each Transaction Party and the Records concerning Receivables and Related Assets are located only at the address identified as such in Schedule 8.2 hereto and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 hereto, subject to the right of each Transaction Party to establish new locations in accordance with Section 9.3 below. Schedule
8.2 hereto correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

         8.3 Financial Statements; No Material Adverse Change. All financial statements relating to WestPoint and its subsidiaries which have been or may hereafter be delivered by a Transaction Party to Agent or any Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of WestPoint and its Subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by WestPoint and its subsidiaries to Agent or any Lender prior to the date of this

Agreement or as otherwise disclosed by a Transaction Party to Agent prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of any Transaction Party since the date of the most recent audited financial statements furnished by or on behalf of such Transaction Party to Agent prior to the date of this Agreement.

         8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral. Borrower has good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent.

         8.5 Tax Returns. Each Transaction Party has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Transaction Party has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Transaction Party and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

         8.6 Litigation. Except as set forth in Schedule 8.6 hereto, there is no present investigation by any Governmental Authority pending, or to the best of any Transaction Party's knowledge threatened, against or affecting any Transaction Party, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of any Transaction Party's knowledge threatened, against any Transaction Party or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Transaction Party would have a Material Adverse Effect.

         8.7      Compliance with Other Agreements and Applicable Laws.

                  (a) No Transaction Party is in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Each Transaction Party is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses where the failure to so comply would reasonably be expected to have a Material Adverse Effect.

                  (b) Each Transaction Party has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of each

Transaction Party's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

         8.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth on Schedule 8.8 hereto, subject to the right of Borrower to establish new accounts in accordance with
Section 5.2 hereof.

         8.9 Intellectual Property. Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country.

         8.10     Subsidiaries; Affiliates; Capitalization; Solvency.

                  (a) Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership, except as set forth on Schedule 8.10 hereto.

                  (b) The issued and outstanding shares of Capital Stock of Borrower are directly and beneficially owned and held by WestPoint and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except for the pledges and security interests in favor of Senior Credit Facility Agent and Subordinated Credit Facility Agreement, which pledges and security interests are subject to the terms of the Intercreditor Agreements. There are no beneficial interests (as such term is defined in FASB
140) in Borrower other than those in favor of WestPoint, Agent and Lenders.

                  (c) Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Agent, the transfer of Receivables by Originator to Borrower and the other transactions contemplated hereunder.

         8.11 Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

         8.12 Payments to Originator. With respect to each Receivable transferred to Borrower by Originator pursuant to the Receivables Purchase Agreement, Borrower has given reasonably equivalent value and fair consideration to Originator in consideration for the Receivables originated by it and the Related Assets with respect thereto and such transfer was not made for or on account of antecedent debt. No transfer by Originator of any Receivable is or may be voided under any section of the U.S. Bankruptcy Code.

         8.13 Accuracy and Completeness of Information. All information furnished by or on behalf of any Transaction Party in writing to Agent or any Lender in connection with this


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

Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

         8.14 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Transaction Party shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9.      AFFIRMATIVE AND NEGATIVE COVENANTS

         9.1      Maintenance of Existence.

                  (a) Each Transaction Party shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted where the failure to do so could reasonably be expected to have Material Adverse Effect.

                  (b) No Transaction Party shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days' prior written notice from such Transaction Party of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation of such Transaction Party providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Transaction Party as soon as it is available.

         9.2 Keeping of Books and Records. Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof pursuant to a system reasonably acceptable to Agent and that is successfully tested periodically or otherwise at such time or times as Agent may reasonably request), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of outstanding unpaid amounts owing by Obligors and related debit and credit details of the Receivables).


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

         9.3 Location of Records. Each Transaction Party will keep its principal place of business and chief executive office and the offices where it keeps its Records at the addresses set forth on Schedule 8.2 hereto identified as their respective chief executive offices or at such other locations as such Transaction Party may establish after the date hereof within the continental United States provided such Transaction Party (a) gives Agent written notice of the opening of any such new location on or about the date of its opening (but in any event no later than five (5) Business Days' thereafter so long as no Default or Event of Default exists or has occurred and is continuing and no later than on the date of its opening if a Default or Event of Default exists or has occurred and is continuing) and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location promptly upon Agent's request.

         9.4 Receivables Purchase Agreement. Borrower will (a) perform and comply with all of its covenants and agreements set forth in the Receivables Purchase Agreement, (b) enforce the rights and remedies accorded to Borrower under the Receivables Purchase Agreement, and (c) enforce the performance by the Originator of its obligations under the Receivables Purchase Agreement.

         9.5 Ownership Interest of Borrower. Borrower shall take all necessary action to vest legal and equitable title to the Receivables and the Related Assets purchased under the Receivables Purchase Agreement irrevocably in Borrower, free and clear of any security interest, lien, claim, charge, pledge or other encumbrance other than security interests and liens of Agent (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect Borrower's interest in such Receivables and Related Assets and such other action to perfect, protect or more fully evidence the interests of Borrower and Agent as assignee of Borrower or otherwise, in each case as Agent may reasonably request).

         9.6 Security Interest of Agent. Borrower shall take all necessary action to establish and maintain, in favor of Agent, a valid and perfected first priority security interest in all Receivables and Related Assets to the full extent contemplated herein, free and clear of any security interests, liens, claims, charges, pledges or other encumbrances other than the security interests and liens in favor of Agent.

         9.7 Payment under Receivables Purchase Agreement. With respect to each Receivable purchased by Borrower from the Originator, such sale shall be effected under, and in strict compliance with the terms of the Receivables Purchase Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Originator in respect of the purchase price for such Receivable.

         9.8 Marking of Records and Data Processing Reports. Each Transaction Party shall mark its computer systems and other electronic Records which store information relating to and which evidence Receivables and related Contracts with a legend, acceptable to Agent, evidencing that the Receivables and Related Assets have been sold by WestPoint to Borrower and that such


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

Receivables and Related Assets are subject to the security interest and lien of Agent. Each Transaction Party shall on or before April 15, 2003 (and shall deliver to Agent on or before such date a certificate of an authorized officer certifying compliance with this Section 9.8) place on its computer systems and electronic records which store information relating to and which evidence the Receivables, and take all steps reasonably necessary to ensure that there shall remain on such computer systems and electronic records the following legend (or the substantive equivalent thereof): THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO WPS RECEIVABLES CORPORATION PURSUANT TO A SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF MARCH 28, 2003, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BETWEEN WESTPOINT STEVENS INC. AND WPS RECEIVABLES CORPORATION, AND A SECURITY INTEREST IN THE RECEIVABLES DESCRIBED HEREIN AND IN SUCH RECEIVABLES PURCHASE AGREEMENT HAS BEEN GRANTED AND ASSIGNED TO CONGRESS FINANCIAL CORPORATION (SOUTHERN), AS AGENT ON BEHALF OF ITSELF AND CERTAIN LENDERS PURSUANT TO THE LOAN AND SECURITY AGREEMENT, DATED AS OF MARCH 28, 2003, AMONG WPS RECEIVABLES CORPORATION, AS BORROWER, WESTPOINT STEVENS INC., AS INITIAL SERVICER, CONGRESS FINANCIAL CORPORATION (SOUTHERN), AS AGENT, AND THE PARTIES THERETO AS LENDERS, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME. In the event that any such records are printed and distributed or shown to any person other than a Transaction Party or Agent, and other than customers in the ordinary course of the business of a Transaction Party consistent with current practices as of the date hereof, such legend shall be included with such printed records.

         9.9 Compliance with Laws, Regulations, Etc. Each Transaction Party shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, where the failure to so comply, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         9.10 Payment of Taxes and Claims. Each Transaction Party shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Transaction Party shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Agent harmless with respect to the foregoing, and to repay to Agent, for the benefit of Lenders, on demand the amount thereof, and until paid by such Transaction Party such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require any Transaction Party to pay any income or franchise taxes attributable to the income of Lenders from any amounts charged or paid hereunder to Lenders. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.


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

         9.11     Reporting Requirements of Transaction Parties.

                  (a) Each Transaction Party shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of WestPoint and its Subsidiaries in accordance with GAAP. Each Transaction Party shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of such Transaction Party, and each Transaction Party shall notify its auditors and accountants that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, each Transaction Party shall furnish or cause to be furnished to Agent, the following:

                           (i)      within twenty (20) days after the end of
each fiscal month, other than a fiscal month that is also the end of a fiscal quarter or the end of a fiscal year, and within thirty (30) days after the end of each fiscal month that is also the end of a fiscal quarter, other than a fiscal quarter that is also the end of a fiscal year, and within forty-five
(45) days after the end of each fiscal month that is also the end of a fiscal year, as applicable,

                                    (A)      monthly unaudited consolidated
financial statements of WestPoint and its Subsidiaries (including balance sheets, statements of income and loss and statements of cash flow, and on a quarterly basis, statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of WestPoint and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer, treasurer or controller of WestPoint, subject to normal year-end adjustments and no footnotes; and

                                    (B)      monthly unaudited consolidated
financial statements of Borrower and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the president, chief financial officer, treasurer or controller of Borrower, subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit D hereto, along with a schedule in a form satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrower is in compliance with the covenant set forth in
Section 9.21 of this Agreement for such month;

                           (ii)     within ninety-five (95) days after the end
of each fiscal year (or within one hundred twenty (120) days after the end of each fiscal year in the event that WestPoint is entitled to an extension of time under federal securities laws to file its annual report on Form 10-K for such fiscal year),

                                    (A)      audited consolidated financial
statements of WestPoint and its Subsidiaries (including balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable


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

detail, fairly presenting in all material respects the financial position and the results of the operations of WestPoint and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by WestPoint and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of WestPoint and its Subsidiaries as of the end of and for the fiscal year then ended; and

                                    (B)      unaudited consolidated financial
statements of Borrower and its Subsidiaries (including balance sheets and statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, certified to be correct by the president, chief financial officer, treasurer or controller of Borrower, subject to no footnotes; and

                           (iii)    within twenty-five (25) days after the end
of each fiscal year, in form and substance satisfactory to Agent, projected consolidated financial statements of WestPoint and its Subsidiaries (including in each case forecasted balance sheets, statements of income and loss and statements of cash flow), all in reasonable detail, for the then current fiscal year of WestPoint prepared on a monthly basis, together with a statement of all assumptions related thereto (which shall be fair and reasonable as of the date of preparation in view of current and reasonably foreseeable business conditions) and monthly projections of Senior Credit Facility Availability for the subsequent fiscal year, together with a statement of all assumptions related thereto (which shall be fair and reasonable as of the date of preparation in view of current and reasonably foreseeable business conditions), which projected financial statements and projections of availability shall be based on the reasonable, good faith opinion of Borrower and WestPoint for the periods set forth therein (it being understood that actual results may differ from those set forth in such projections).

                  (b) Each Transaction Party shall notify Agent immediately if at any time the Senior Credit Facility Availability is less than $75,000,000 or if there is any default or event of default under the Senior Credit Facility Agreement or any related agreements, the Subordinated Credit Facility Agreement or any related agreements or the Senior Notes or any related agreements (or any agreements relating to Indebtedness refinancing or replacing the Senior Notes). Each Transaction Party shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral or that if adversely determined could reasonably be expected to have a Material Adverse Effect, (ii) any order, judgment or decree entered against Borrower or any of its properties or assets,
(iii) any order, judgment or decree entered against Servicer or any of its properties or assets that could reasonably be expected to have a Material Adverse Effect, (iv) any ERISA Event, and (v) the occurrence of any Default or Event of Default.

                  (c) Each Transaction Party shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which WestPoint sends to its stockholders


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

generally and copies of all reports and registration statements which WestPoint files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

                  (d) Each Transaction Party shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of such Transaction Party as Agent may, from time to time, reasonably request, including, without limitation, periodic updates with respect to the projections described in Section 9.11(a)(iii) hereof. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrower to any court or other Governmental Authority, or to any Lender or Participant or prospective Lender or Participant, or any Affiliate of any Lender or Participant. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at the expense of Servicer, copies of the financial statements of WestPoint and any reports or management letters prepared by such accountants or auditors on behalf of any Transaction Party and to disclose to Agent and Lenders such information as they may have regarding the business of any Transaction Party. Any documents, schedules, invoices or other papers delivered to Agent or any Lender may be destroyed or otherwise disposed of by Agent or such Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Servicer to Agent or such Lender in writing.

         9.12     Sale of Assets, Consolidation, Merger, Dissolution, Etc.

                  (a) WestPoint shall not merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it or sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock to any other Person or any of its assets to any other Person, or agree to do any of the foregoing, except in each case, as and to the extent permitted under the Senior Credit Facility Agreement as in effect on the date hereof and without regard to any waiver of any provision thereof after the date hereof (or as Agent may otherwise agree in good faith) and upon not less than thirty (30) days' prior written notice to Agent (and subject to the execution and delivery of such agreements or other materials, including lien searches, as a result of such transaction, as Agent may reasonably request) or wind up, liquidate or dissolve.

                  (b) Borrower shall not merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it or sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock to any other Person or any of its assets to any other Person, wind up, liquidate or dissolve or agree to do any of the foregoing, except that (i) Borrower may issue and sale shares of Capital Stock to WestPoint on terms and conditions acceptable to Agent and (ii) Borrower may sell to Originator rejected or returned merchandise from time to time in the ordinary course of business in accordance with Section 3.1(b)(ii) of the Receivables Purchase Agreement which rejected or returned merchandise may be paid for by Originator pursuant to the reduction in the purchase price payable by Borrower to Originator for Receivables as set forth therein and merchandise so sold by Borrower to Originator shall be free of the security interest of Agent therein.


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

         9.13 Encumbrances. Borrower shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except for the security interests and liens of Agent for itself and the benefit of Lenders. Servicer shall not have or assert any interest in the Receivables or Related Assets.

         9.14 Indebtedness. Borrower shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness or any other obligations or liabilities, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness or any other obligations or liabilities of any other Person, except:

                  (a)      the Obligations;

                  (b) the unsecured Indebtedness of Borrower evidenced by the WPS Finco Note; provided, that:

                           (i)      as of the last day of the fiscal month
immediately prior to the date hereof, the aggregate principal amount of such Indebtedness was approximately$55,085,316.62;

                           (ii)     such Indebtedness of Borrower is and at all
times shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the indefeasible payment and satisfaction in full of all of the Obligations on the terms and conditions set forth in the WPS Finco Note as in effect on the date hereof and as may otherwise be acceptable to Agent;

                           (iii)    Borrower shall not, directly or indirectly,
make any payments in respect of such Indebtedness, except, that, Borrower may make payments of principal or interest in accordance with the terms of the WPS Finco Note, provided, that, as to any such payment, each of the following conditions is satisfied as determined by Agent: (A) as of the close of business on the Business Day immediately prior to any such payment, funds shall have been segregated, set aside and held in trust by Servicer from Collections in such amounts as may be required under Section 2.3 hereof, and at any time and from time to time, upon Agent's request, only if Agent shall have received evidence that such funds have been so segregated, set aside and held in trust,
(B) no such payments shall be made unless and until all then outstanding Servicer Advances have been paid in full, all funds for the payment of any expenses (including taxes)of Borrower have been set aside or such payments otherwise made in full, and the amount of the purchase price for any Receivables and Related Assets payable from Borrower to Originator under the Receivables Purchase Agreement has been paid in full, and (C) as of the date of any such payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

                           (iv)     Borrower shall not directly or indirectly,
(A) amend, modify, alter or change any terms of such Indebtedness or the WPS Finco Note, except, that, Borrower may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to contribute such Indebtedness as an equity capital contribution, or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and

                           (v)      Borrower shall furnish to Agent all notices
or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

                  (c) unsecured Indebtedness of Borrower to Originator incurred in accordance with the Receivables Purchase Agreement;

                  (d) unsecured Indebtedness of Borrower to Servicer in respect of Servicer Advances arising in accordance with the terms hereof;

                  (e) obligations arising pursuant to accrued and unpaid federal and state taxes payable by Borrower in the ordinary course of its business as currently conducted which are not overdue and for which adequate reserves have been set aside;

                  (f) the unsecured contingent obligations or liabilities of Borrower under the Existing Securitization Facility that expressly survive the termination thereof to the extent such obligations or liabilities continue as set forth in the Termination Agreement, dated of even date herewith, between among Borrower, as Transferor, WestPoint, as Initial Servicer, Blue Ridge Asset Funding Corporation, as Transferee, North American Capacity Insurance Company, as Insurer, and Wachovia Bank, N.A., as Administrator;

                  (g) the unsecured contingent obligations or liabilities of Borrower to the depository banks at which the deposit accounts are maintained that are subject to the Deposit Account Control Agreements arising under such agreements; and

                  (h) current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $10,000.

         9.15 Loans, Investments, Etc. Borrower shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

                  (a) the endorsement of instruments for collection or deposit in the ordinary course of business; and

                  (b) investments in cash or Cash Equivalents, provided, that, the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held.

         9.16 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that the foregoing shall not prohibit Borrower from declaring and paying dividends or making distributions to its shareholders if each of the following conditions is satisfied: (a) as of the date of any such payment and after giving effect thereto, there shall have been no Indebtedness evidenced by the WPS Finco Note or Servicer Advances for each of the immediately preceding five (5) consecutive Business Days, (b) as of the close of business on the Business Day immediately prior to any such payment, funds shall have been segregated, set aside and held in trust by Servicer from Collections in such amounts as may be required under Section 2.3 hereof, and at any time and from time to time, upon Agent's request, only if Agent shall have received evidence that such funds have been so segregated, set aside and held in trust, (c) as of the date of any such payment and after giving effect thereto, no Servicer Advances shall have been outstanding for each of the immediately preceding five (5) consecutive Business Days, all funds for the payment of any expenses (including taxes) of Borrower have been set aside or such payments otherwise made in full, and the amount of the purchase price for any Receivables and Related Assets payable from Borrower to Originator under the Receivables Purchase Agreement has been paid in full, and (d) as of the date of any such payment and after giving effect thereto, no Default of Event of Default shall exist or have occurred and be continuing.

         9.17 Transactions with Affiliates. Borrower shall not, directly or indirectly:

                  (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business (as the case may be) and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person; or

                  (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of Borrower, except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business and payments in respect of the Indebtedness of the WPS Finco Note otherwise permitted hereunder and dividends otherwise permitted hereunder.

         9.18 Change in Business or Credit and Collection Policy. No Transaction Party will make or permit to be made any change in the character of its business or in the Credit and


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

Collection Policy that would, in either case, impair the collectability of any significant portion of the Receivables or otherwise materially adversely affect the interests or remedies of Agent or any Lender under this Agreement or any other Transaction Document, unless with respect to any material change in accounting policies relating to Receivables, such change is made in accordance with GAAP.

         9.19 Change to Other Documents. Borrower shall not enter into any amendment, waiver or modification of, or supplement to, the Receivables Purchase Agreement or any agreements related thereto or its certificate of incorporation or by-laws.

         9.20 End of Fiscal Years; Fiscal Quarters. Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on or about December 31 of each year and (b) fiscal quarters to end on or about March 31, June 30, September 30 and December 31 of each year.

         9.21 Adjusted Tangible Net Worth. Borrower shall, as of the end of each fiscal month, have Adjusted Tangible Net Worth of not less than $50,000,000.

         9.22 Separate Corporate Existence of Borrower. Each Transaction Party hereby acknowledges that Agent and Lenders are entering into the transactions contemplated hereby in reliance upon Borrower's identity as a legal entity separate from WestPoint and its other Affiliates. Therefore, each Transaction Party shall take all steps specifically required by this Agreement or otherwise or reasonably required by the Agent to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of WestPoint and Affiliates, and is not a division of WestPoint or any other Person. Without limiting the foregoing, each Transaction Party will take such actions as shall be required in order that:

                  (a) Borrower will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing or otherwise acquiring from the Originator, owning, holding, granting security interests, or selling interests, in Receivables and Related Assets, entering into agreements for the selling or transferring and servicing of the Receivables, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                  (b) not less than one member of Borrower's Board of Directors (the "Independent Director") shall be an individual who is not at such time, and shall not have been at any time during the preceding three years (and is not an associate, as defined below, of), (i) a director, officer, employee or affiliate of WestPoint or any of its Subsidiaries or Affiliates, or of any major creditor (as hereinafter defined) thereof, or (ii) the direct, indirect or beneficial owner at the time of such individual's appointment as an Independent Director or at any time thereafter while serving as an Independent Director, of common stock of WestPoint, or (iii) a relative of any person described in the foregoing clauses (i) or (ii). For purposes of this paragraph
(b), (A) the term "major creditor" shall mean a financial institution to which WestPoint or any of its subsidiaries or affiliates has outstanding Indebtedness for borrowed money in a sum sufficiently


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

large as would reasonably be expected to influence the judgment of the Independent Director adversely to the interest of Borrower when its interests are adverse to those of WestPoint or any of its subsidiaries or affiliates, (B) the term "affiliate of a person" means a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (C) the term "associate," when used to indicate a relationship with any person, means (1) a corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of ten (10%) percent or more of any class of equity securities, (2) any trust or other estate in which such person serves as trustee or in a similar capacity, and (3) any spouse, parent, sibling, child, niece, nephew or cousin of such person or any spouse of any of the foregoing;

                  (c) the certificate of incorporation of Borrower shall provide that (i) at least one member of Borrower's Board of Directors shall be an Independent Director, (ii) Borrower shall not, without the affirmative vote of one hundred (100%) percent of the members of its Board of Directors, institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of an bankruptcy or insolvency proceedings against it, or file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction whether now or hereinafter in effect, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or similar official) of Borrower or a substantial part of its property, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take corporate action in furtherance of any such action, and (iii) the provisions described in clause
(ii) of this subsection (c), cannot be amended without the prior written consent of the Independent Director;

                  (d) the Independent Director shall not at any time serve as a trustee in bankruptcy for Borrower or any Affiliate thereof;

                  (e) any employee, consultant or agent of Borrower will be compensated from Borrower's funds for services provided to Borrower and Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables, which servicer will be fully compensated for its services by payment of the Servicer Fee, and certain organizational expenses in connection with the formation of Borrower;

                  (f) Borrower will contract with Servicer to perform for Borrower all operations required on a daily basis to service the Receivables and Borrower will pay Servicer the Servicer Fee pursuant hereto. Borrower will not incur any material indirect or overhead expenses for items shared with WestPoint (or any other Affiliate thereof) which are not reflected in the Servicer Fee. To the extent, if any, that Borrower (or any other Affiliate thereof) share items of expenses not reflected in the Servicer Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that WestPoint shall pay all expenses relating to


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

the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

                  (g) Borrower's operating expenses will not be paid by any other Transaction Party or other Affiliate of Borrower;

                  (h)      Borrower will have and use its own stationery;

                  (i) the books of account, financial reports and corporate records of Borrower will be maintained separately from those of WestPoint and each other Affiliate of Borrower;

                  (j) any financial statements of any Transaction Party or Affiliate thereof which are consolidated to include Borrower will contain detailed notes clearly stating that (i) all of Borrower's assets are owned by Borrower, and (ii) Borrower is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of Borrower's assets prior to any value in Borrower becoming available to Borrower's equity holders; and the accounting records and the published financial statements of WestPoint or any of its Affiliates and any other public financial reports of WestPoint or any of its Affiliates will clearly show (which, solely in the case of published financial statements, may be by footnote) that, for accounting purposes, the Receivables and Related Assets have been sold by Originator to Borrower;

                  (k) Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of WestPoint and its other Affiliates;

                  (l) each Affiliate of Borrower will strictly observe corporate formalities in its dealings with Borrower, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of Borrower that are to be held in trust for the benefit of Borrower or Agent, will not be commingled with those of any of its Affiliates;

                  (m) no Affiliate of Borrower will maintain joint bank accounts with Borrower or other depository accounts with Borrower to which any such Affiliate (other than in its capacity as the Servicer hereunder or under the Receivables Purchase Agreement) has independent access;

                  (n) no Affiliate of Borrower shall, directly or indirectly, name Borrower or enter into any agreement to name Borrower as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of Borrower;

                  (o) each Affiliate of Borrower will maintain arm's length relationships with Borrower, and each Affiliate of Borrower that renders or otherwise furnishes services or merchandise to Borrower will be compensated by Borrower at market rates for such services or merchandise;

                  (p) no Affiliate of Borrower will be, nor will it hold itself out to be, responsible for the debts of Borrower or the decisions or actions in respect of the daily business and affairs of Borrower. WestPoint and Borrower will immediately correct any known misrepresentation with


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

respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

                  (q) Borrower will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of Borrower will be continuously maintained as official records by Borrower; and

                  (r) Borrower, on the one hand, and Originator, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing; provided that, subject to Section 6.4, Servicer may service the Receivables in its own name.

         9.23 Costs and Expenses. Each Transaction Party shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Agent's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Lock-Box Accounts and the Concentration Account, together with Agent's customary charges and fees with respect thereto; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (e) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent in connection with the administration of the arrangements hereunder and during the course of periodic field examinations of the Collateral and the operations of each Transaction Party, plus a per diem charge at the then standard rate for Agent's field examiners in the field and office (which rate as of the date hereof is of $750 per person per day); and
(f) the reasonable fees and disbursements of counsel (including legal assistants) to Agent in connection with any of the foregoing.

         9.24 Further Assurances. At the request of Agent at any time and from time to time, each Transaction Party shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time


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

and from time to time request a certificate from an officer of a Transaction Party representing that all conditions precedent to the making of Loans contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans until Agent has received such certificate.

SECTION 10.     EVENTS OF DEFAULT AND REMEDIES

        10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

                  (a) (i) Servicer or Borrower shall fail to make any payment or deposit to be made by it hereunder when due in respect of the Obligations, (ii) any Transaction Party fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.7, 9.9, 9.10 and 9.23 of this Agreement and such failure shall continue for ten (10) Business Days or (iii) any Transaction Party fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Transaction Documents other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above or in Section 10.1(s) below;

                  (b) any representation, warranty or statement of fact made by any Transaction Party (or any of its officers) to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

                  (c) (i) any judgment for the payment of money is rendered against WestPoint in excess of $10,000,000 in any one case or in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility for the defense of the action resulting in such judgment and the insurer has not notified any Transaction Party or otherwise taken any action to indicate that it does not intend to or will not pay such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against WestPoint that would have, or would have a reasonable likelihood of having, a Material Adverse Effect or in any event that relates to any of the transactions contemplated by any of the Transaction Documents or (ii) any judgment for the payment of money is rendered against Borrower or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower;

                  (d) any Transaction Party dissolves or suspends or discontinues doing business;

                  (e) any Transaction Party makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

                  (f) a case or proceeding under the bankruptcy laws of the United States of America


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

now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Originator or any Transaction Party or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or Originator or any Transaction Party shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

                  (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Originator or any Transaction Party or for all or any part of its property;

                  (h) any default in respect of any Indebtedness of WestPoint in any case in an amount in excess of $10,000,000 (including, without limitation, any default or event of default under or in respect of the Senior Credit Facility Agreement, the Subordinated Credit Facility Agreement and the Senior Notes or any Indebtedness to refinance or replace the Indebtedness arising under the Senior Notes), which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

                  (i) any default by Borrower in respect of any Indebtedness of Borrower, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

                  (j) the Senior Credit Facility Availability shall be less than $30,000,000 at any time that the amount of the then outstanding Loans are greater than the amount of the Borrowing Base (based on the most recent calculation thereof);

                  (k) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

                  (l) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $2,500,000;

                  (m)      any Change of Control;


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

                  (n) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Transaction Party of which such Transaction Party or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Transaction Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the Collateral;

                  (o) the Dilution Ratio as of the end of any fiscal month exceeds three and three-quarters (3 3/4%) percent;

                  (p) the Default Ratio as of the end of any fiscal month exceeds one (1%) percent;

                  (q) the Delinquency Ratio as of the end of any fiscal month exceeds one and one-quarter (1 1/4%) percent;

                  (r) any event, condition or circumstance shall exist or have occurred and be continuing after the date hereof that has a Material Adverse Effect;

                  (s) (i) WestPoint fails to perform any of the covenants contained in Section 6.1 of the Receivables Purchase Agreement and such failure shall continue for ten (10) Business Days or (ii) any Transaction Party fails to perform any of the terms, covenants, conditions or provisions contained in the Receivables Purchase Agreement or there shall otherwise be an event of default under the Receivables Purchase Agreement other than as described in clause (i); or

                  (t) there shall be an event of default under any of the other Transaction Documents.

         10.2     Remedies.

                  (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Transaction Party, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Transaction Party of this Agreement or any of the other Transaction Documents. Subject to
Section 13 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against Borrower to collect the Obligations without prior recourse to the Collateral.


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

                  (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, shall (i) accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments and this Agreement.

                  (c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral, (ii) require any Transaction Party, at its expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower. If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required.

                  (d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of Borrower against any Obligor (including any secondary Obligor) in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall, at such time or times (i) notify any or all Obligors that the Receivables have been assigned to Agent and that Agent has a security interest therein and Agent may direct any or all Obligors to make payment of Receivables and Related Assets directly to Agent,
(ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the Obligor in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any Obligor shall state that the Receivables and Related Assets have been assigned to Agent and are payable directly and only to Agent and Borrower or Servicer shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Receivables as Agent may require. In the event any Obligor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower and Servicer shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

                  (e) To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Transaction Party acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of,
(iii) to fail to exercise collection remedies against Obligor or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against Obligors obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Transaction Party for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Transaction Party or to


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

impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

                  (f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Transaction Party hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to the respective Transaction Party, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Transaction Party, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

                  (g) Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Agent may elect, whether or not then due, after all Servicer Advances are paid. Borrower shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

                  (h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default, at the direction of the Required Lenders, Agent and Lenders shall, without notice, (A) cease making Loans or reduce the lending formulas or amounts of Loans available to Borrower and/or (B) terminate the Commitments and any provision of this Agreement providing for any future Loans to be made by Agent and Lenders to Borrower, and
(ii) Agent may, at its option, establish such Reserves as Agent determines without limitation or restriction, notwithstanding anything to the contrary provided herein.

SECTION 11.     JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

         11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

                  (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Georgia but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Georgia.

                  (b) Each Transaction Party, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia, whichever Agent may elect, and waive


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any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Transaction Party or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Transaction Party or its or their property).

                  (c) Each Transaction Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon such Transaction Party in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Transaction Party shall appear in answer to such process, failing which such Transaction Party shall be deemed in default and judgment may be entered by Agent against such Transaction Party for the amount of the claim and other relief requested.

                  (d) TRANSACTION PARTIES, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. TRANSACTION PARTIES, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT A TRANSACTION PARTY, AGENT OR ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (e) Agent and Lenders shall not have any liability to any Transaction Party (whether in tort, contract, equity or otherwise) for losses suffered by such Transaction Party in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the


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performance by it of the terms of this Agreement. Each Transaction Party: (i)
certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

         11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Borrower which Agent or any Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances. Without limiting the generality of the foregoing, Borrower waives (i) notice prior to Agent or any Lender taking possession or control of any of the Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of the remedies of Agent or such Lender, including the issuance of an immediate writ of possession and (ii) the benefit of all valuation, appraisement and exemption laws.

         11.3     Amendments and Waivers.

                  (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization of the Required Lenders, and as to amendments to any of the Financing Agreements (other than with respect to any provision of Section 13 hereof), by Borrower; except, that, no such amendment, waiver, discharge or termination shall:

                           (i)      reduce the interest rate or any fees or
extend the time of payment of principal, interest or any fees or reduce the principal amount of any Loan, in each case without the consent of each Lender directly affected thereby,

                           (ii)     increase the Commitment of any Lender over
the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

                           (iii)    release any Collateral (except as expressly
required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 13.11(b) hereof), without the consent of Agent and all of Lenders,

                           (iv)     reduce any percentage specified in the
definition of Required Lenders, without the consent of Agent and all of Lenders,


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                           (v)      consent to the assignment or transfer by
Borrower of any of its rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

                           (vi)     amend, modify or waive any terms of this
Section 11.3 hereof, without the consent of Agent and all of Lenders, or

                           (vii)    increase the advance rates constituting
part of the Borrowing Base or the Adjusted Borrowing Base, without the consent of Agent and all of Lenders.

                  (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

                  (c) Notwithstanding anything to the contrary contained in Section 11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Congress shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Congress of such right, such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Congress or such Eligible Transferee as Congress may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting Lender pursuant thereto. Congress shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur. Such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Congress, or such Eligible Transferee specified by Congress, shall pay to the Non-Consenting Lender the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee), minus (iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.


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

                  (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section, and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts (including, without limitation, eligibility criteria with respect thereto) shall not be deemed an amendment to the advance rates provided for in this
Section 11.3.

         11.4 Waiver of Counterclaims. Each Transaction Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

SECTION 12.     INDEMNIFICATION.

         12.1     Indemnities by Borrower.

                  (a) Without limiting any other rights which any such Person may have hereunder or under applicable law, Borrower hereby agrees to indemnify Agent and each Lender, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities, judgments and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Loans or in respect of any Receivable or any Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts to the extent determined by a court of competent jurisdiction pursuant to a final, non-appealable order to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or constituting recourse (except as otherwise specifically provided in this Agreement) to Borrower for non-payment of the Receivables due to the credit problems of the Obligors thereof. Without limiting the foregoing, Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                           (i)      the transfer by any Transaction Party of
any interest in any Receivable other than the transfer of Receivables and related property by Originator to Borrower pursuant to the Receivables Purchase Agreement and the grant of a security interest to Agent pursuant to the terms hereof;

                           (ii)     any representation or warranty made by any
Transaction Party (or any of its officers) under or in connection with this Agreement or any other Transaction Document or any other information or report delivered by or on behalf of any Transaction Party pursuant hereto or thereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;


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

                           (iii)    the failure by any Transaction Party to
comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                           (iv)     the failure of Agent to have a security
interest in the Receivables and Related Assets, free and clear of any other security interest, lien, pledge, charge or other encumbrance, other than any other security interest, lien, pledge, charge or other encumbrance arising solely as a result of an act of Agent or any Lender and other than solely as a result of the failure of Agent to file a financing statement;

                           (v)      the failure to file, or any delay in
filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables, other than if such failure or delay is caused solely as a result of any act or omission of Agent;

                           (vi)     any dispute, claim, offset or defense
(other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vii)    any matter described in Section 2.7(a)
hereof;

                           (viii)   any failure of any Transaction Party, as
Servicer or otherwise, to perform its duties or obligations in accordance with the terms thereof;

                           (ix)     any products liability claim arising out of
or in connection with merchandise or services that are the subject of any Receivable;

                           (x)      any claim of breach by any Transaction
Party of any related Contract with respect to any Receivable;

                           (xi)     any tax or governmental fee or charge (but
not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the security interest in the Receivables and Related Assets; and

                           (xii)    amounts in respect of dilution with respect
to the Receivables.

                  (b) If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Transaction Party under Section 12.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to Borrower and Borrower shall have the right, at its expense, to


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participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

                  (c) If for any reason the indemnification provided above in this Section 12.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         12.2     Indemnities by Servicer.

                  (a) Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, except as Servicer and Agent may hereafter otherwise agree in writing, the Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Servicer performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by Servicer (or any of its officers) under or in connection with any Transaction Document or any other information or report delivered by or on behalf of Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (i) to the extent determined by a court of competent jurisdiction pursuant to a final, non-appealable order to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (ii) constituting recourse (except as otherwise specifically provided in this Agreement) to Servicer for non-payment of the Receivables due to the credit problems of the Obligors thereof.

                  (b) If for any reason the indemnification provided above in this Section 12.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.


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SECTION 13.     THE AGENT

         13.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Transaction Party or any other Person to perform any of its obligations hereunder or thereunder; and
(c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

         13.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

         13.3     Events of Default.

                  (a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans hereunder, unless and until Agent has received written notice from a Lender, or a Borrower specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or


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Failure of Condition, Agent shall give prompt notice thereof to the Lenders.
Agent shall (subject to Section 13.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans for the ratable account and risk of Lenders from time to time if Agent believes making such Loans is in the best interests of Lenders.

                  (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans or other Obligations, as against any Transaction Party or any of the Collateral or other property of any Transaction Party.

         13.4 Congress in its Individual Capacity. With respect to its Commitment and the Loans made or caused to be made by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder. Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrower (and any of its Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from Borrower or WestPoint and any of its Subsidiaries and Affiliates for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         13.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower hereunder and without limiting any obligations of Borrower hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

         13.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and


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information as it has deemed appropriate, made its own credit analysis of each
Transaction Party and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by each Transaction Party of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of each Transaction Party. Agent will use reasonable efforts to provide Lenders with any information received by Agent from a Transaction Party which is required to be provided to Lenders or which is deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Transaction Party that may come into the possession of Agent.

         13.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 13.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

         13.8 Additional Loans. Agent shall not make any Loans on behalf of Lenders intentionally and with actual knowledge that such Loans would cause the aggregate amount of the total outstanding Loans to Borrower to exceed the Adjusted Borrowing Base, without the prior consent of all Lenders, except, that, Agent may make such additional Loans on behalf of Lenders, intentionally and with actual knowledge that such Loans will cause the total outstanding Loans to Borrower to exceed the Adjusted Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Loans to Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Adjusted Borrowing Base, plus the Special Agent Advances pursuant to Section 13.11(a)(ii) then outstanding, shall not exceed the aggregate amount equal to ten (10%) percent of the Maximum Credit and shall not cause the total principal amount of the Loans to exceed the Maximum Credit and (b) no such additional Loans shall be outstanding more than ninety (90) days after the date such additional Loan is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to fund the amount of its Pro Rata Share of any such additional Loans.

         13.9 Concerning the Collateral and the Related Financing Agreements. Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements.


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

Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         13.10 Field Audit, Examination Reports and other Information; Disclaimer by Lenders. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and each Receivables Report received by Agent (each field audit or examination report and Receivables Report being referred to herein as a "Report" and collectively, "Reports");

                  (b) expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding any Transaction Party and will rely significantly upon the books and records of each Transaction Party, as well as on representations of personnel of each Transaction Party; and

                  (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 14.5 hereof, and not to distribute or use any Report in any other manner.

         13.11    Collateral Matters.

                  (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans hereunder, make such disbursements and advances ("Special Agent Advances") which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrower of the Loans and other Obligations, provided, that, the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii), plus the then outstanding principal amount of the additional Loans which Agent may make or provide as set forth in Section 13.8 hereof, shall not exceed the aggregate amount equal to ten (10%) percent of the Maximum Credit or (iii) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of costs, fees and expenses. Special Agent Advances shall be repayable on demand and be secured by the Collateral. Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand. Agent shall notify each Lender and Borrower in writing of each such Special Agent Advance, which notice shall include


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

a description of the purpose of such Special Agent Advance. Without limitation of its obligations pursuant to Section 6.10, each Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, then such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three
(3) days of Agent's demand, at the highest Interest Rate provided for in
Section 3.1 hereof applicable to Prime Rate Loans.

                  (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 14.1 below, or (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with Section 9.12 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which Borrower did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $5,000,000 or (v) if required or permitted under the terms of any of the other Financing Agreements, including any intercreditor agreement, or (vi) if approved, authorized or ratified in writing by all of Lenders. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders. Upon request by Agent at any time, Lenders will promptly confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section.

                  (c) Without any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Transaction Party in respect of) the Collateral retained by such Transaction Party.

                  (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

         13.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

         13.13 Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders and Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and, so long as no Default or Event of Default shall exist or have occurred and be continuing, Borrower, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         13.14 Co-Agent. The Lender identified on the facing page or signature pages of this Agreement as a "co-agent" shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing Agreements other than those applicable to all

Lenders as such. Without limiting the foregoing, the Lender so identified shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 14.     TERM OF AGREEMENT; MISCELLANEOUS

         14.1     Term.

                  (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue until the Maturity Date, unless sooner terminated pursuant to the terms hereof. In addition, Agent may, at its option, and shall, at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Maturity Date or any other Termination Date, Borrower shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or, at Agent's option, a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding checks or other payments provisionally credited to the Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment or any other continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Atlanta, Georgia time.

                  (b) No termination of the Commitments, this Agreement or the other Financing Agreements shall relieve or discharge any Transaction Party of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid in cash or other immediately available funds. Accordingly, each Transaction Party waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Agent shall not be required to send such termination statements to any Transaction Party, or to file them with any filing office,


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

unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

                  (c) If for any reason this Agreement is terminated prior to the Maturity Date in accordance with its terms, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrower agrees to pay to Agent for itself and the benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to

                         Amount                                         Period
                         ------                                         ------

                (i)  Two (2%) percent of                From the date hereof to and including the
                     Maximum Credit                     first anniversary of the date hereof

                (ii) One (1%) percent of                From and after the first anniversary of the
                     Maximum Credit                     date hereof to but not including the second
                                                        anniversary of the date hereof

Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to Borrower or permit the use of cash collateral under the U.S. Bankruptcy Code. The early termination fee provided for in this Section 14.1 shall be deemed included in the Obligations.

                  (d)      Notwithstanding anything to contrary contained in
Section 14.1(c) above, in the event of the termination of this Agreement by Borrower after the first anniversary of the date hereof but prior to the end of the then current term or renewal term of this Agreement and the full and final repayment of all of the Obligations and the receipt by Agent of cash collateral all as provided in Section 14.1(a) (or letter of credit, at Agent's option, as provided therein) with the proceeds of initial loans and advances to Borrower pursuant to a credit facility provided by Wachovia Bank, National Association or its Affiliates to Borrower to replace the financing arrangements provided for herein, Borrower shall not be required to pay the early termination fee provided for above.

         14.2     Interpretative Provisions.

                  (a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

                  (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.


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

                  (c) All references to Borrower, Servicer, WestPoint, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

                  (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (e) The word "including" when used in this Agreement shall mean "including, without limitation".

                  (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section
11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

                  (g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Each Transaction Party shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by a Transaction Party at any time.

                  (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Agent prior to the date hereof.

                  (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                  (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

                  (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.


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

                  (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

         14.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

         If to Borrower: WPS Receivables Corporation
                         507 West Tenth Street
                         West Point, Georgia 31833
                         Attention: Mr. J. Nelson Griffith
                         Telephone No.: 706-645-4213
                         Telecopy No.: 706-645-4066

         with copies to: WPS Receivables Corporation
                         507 West Tenth Street
                         West Point, Georgia 31833
                         Attention: Mr. Christopher N. Zodrow
                         Telephone No.: 706-645-4112
                         Telecopy No.: 706-645-4124

                         Sutherland Asbill & Brennan LLP
                         Citigroup Center, Suite 2900
                         153 East 53rd Street
                         New York, New York 10022
                         Attention: Eric R. Fenichel, Esq.
                         Telephone No.: 212-389-5000
                         Telecopy No.: 212-389-5099

         If to Agent:    Congress Financial Corporation (Southern), as Agent
                         200 Galleria Parkway
                         Atlanta, Georgia 30339


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

                         Attention: Mr. Gary Silvers
                         Telephone No.: 770-956-0094
                         Telecopy No.: 770-956-8120

         14.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

         14.5     Confidentiality.

                  (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this
Section 14.5, or (iv) to counsel for Agent or any Lender or Participant (or prospective Lender or Participant).

                  (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Agent's or such Lender's expenses, cooperate with Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

                  (c) In no event shall this Section 14.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Transaction Party or any Affiliate of any Transaction Party or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than Borrower unless Agent or the Lender receiving such information has actual knowledge (including advice of counsel as required) that such person has obtained such information in violation of law or in violation of the terms of a valid and binding written agreement to hold such information confidential, (iii) to require Agent or any Lender to return any materials furnished by any Transaction Party or Affiliate of a Transaction Party to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section
14.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof.

         14.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrower, and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 14.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

         14.7     Assignments; Participations.

                  (a) Each Lender may, with the prior written consent of Agent (which consent shall not be unreasonably withheld), assign all or, if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, such transfer or assignment will not be effective until: (i) it is recorded by Agent on the Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of $5,000.

                  (b) Congress shall not reduce its Commitment to less than $30,000,000, except, that, Congress shall have the right to assign its rights and delegate its obligations as a Lender under the Financing Agreements below such minimum amount (i) to any present and future subsidiaries or affiliates of Congress or (ii) upon the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of its business, loan portfolio or other assets or (iii) at any time after the occurrence and continuance of a Default or an Event of Default or (iv) with the consent of Servicer, which consent shall not be unreasonably withheld, delayed or conditioned.

                  (c) Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the "Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Servicer, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                  (e) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, WestPoint or any of its Subsidiaries or the performance or observance by any Transaction Party of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning Borrower, WestPoint or any of its Subsidiaries in the possession of Agent or any Lender from time to time to assignees and Participants.

                  (f) Each Lender may sell participations to one or more banks or other entities, other than a significant competitor (as such term is defined in this Agreement) of WestPoint, in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it without the consent of Agent or the other Lenders); provided, that, (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation.

                  (g) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank or, with the prior written consent of Agent, to any other Person, in support of borrowings made by such Lenders from such Federal Reserve Bank or such other Person.

                  (h) Each Transaction Party shall assist Agent or any Lender permitted to sell assignments or participations under this Section 14.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Each Transaction Party shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of such Transaction Party and its affairs provided, prepared or reviewed by such Transaction Party that are contained in any selling materials and all other information provided by it and included in such materials.

         14.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

         14.9 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

         IN WITNESS WHEREOF, the parties have caused these presents to be duly executed as of the day and year first above written.


                                 BORROWER


                                 WPS RECEIVABLES CORPORATION



                                 By: /s/ Nelson Griffith
                                    -------------------------------------------
                                 Title: President
                                       ----------------------------------------


                                 WESTPOINT STEVENS INC.,
                                   as initial Servicer



                                 By: /s/ Nelson Griffith
                                    -------------------------------------------
                                 Title: /s/ Senior Vice President & Controller
                                       ----------------------------------------


                       [SIGNATURES CONTINUE ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

AGENTS

CONGRESS FINANCIAL CORPORATION
     (SOUTHERN), as Agent



By: /s/ Susan L. Miller
   -----------------------------------
Title: /s/ First Vice President
      --------------------------------


THE CIT GROUP/COMMERCIAL
     SERVICES, INC., as Co-Agent



By: /s/ Timothy E. Cropper
   -----------------------------------

Title: /s/ Vice President
      --------------------------------


LENDERS

CONGRESS FINANCIAL CORPORATION
     (SOUTHERN), as Lender



By:  /s/ Susan L. Miller
   -----------------------------------

Title:  /s/ First Vice President
      --------------------------------

Commitment:$130,000,000


THE CIT GROUP/COMMERCIAL
     SERVICES, INC., as Lender



By: /s/ Timothy E. Cropper
   -----------------------------------

Title: /s/ Vice President
      --------------------------------

Commitment: $30,000,000